                                                                     EXHIBIT 4.5

================================================================================

                         NORTHWEST PIPELINE CORPORATION
                                   as Company

                                       and

                               JPMORGAN CHASE BANK
                                   as Trustee

                                    INDENTURE

                            Dated as of March 4, 2003

                              Series A and Exchange

                          8 1/8% Senior Notes due 2010

================================================================================

                             CROSS-REFERENCE TABLE*

TIA Section                                                                     Indenture Section
-----------                                                                     -----------------
310 (a)(1) ..................................................................          6.10
    (a)(2)...................................................................          6.10
    (a)(3)...................................................................          N.A.
    (a)(4)...................................................................          N.A.
    (a)(5)...................................................................          6.10
    (b)......................................................................          6.10
    (c)......................................................................          N.A.
311 (a)......................................................................          6.11
    (b)......................................................................          6.11
    (c)......................................................................          N.A.
312 (a)......................................................................          2.05
    (b)......................................................................         11.03
    (c)......................................................................         11.03
313 (a)......................................................................          6.06
    (b)......................................................................          6.06
    (c)......................................................................          6.06
    (d)......................................................................          6.06
314 (a)(4)...................................................................          3.04
    (b)......................................................................          N.A.
    (c)(1)...................................................................          N.A.
    (c)(2)...................................................................          N.A.
    (c)(3)...................................................................          N.A.
    (d)......................................................................          N.A.
    (e)......................................................................         10.05
    (f)......................................................................          N.A.
315 (a)......................................................................          N.A.
    (b)......................................................................          N.A.
    (c)......................................................................          N.A.
    (d)......................................................................          N.A.
    (e)......................................................................          N.A.
316 (a)(last sentence).......................................................          N.A.
    (a)(1)(A)................................................................          N.A.
    (a)(1)(B)................................................................          N.A.
    (a)(2)...................................................................          N.A.
    (b)......................................................................          N.A.
    (c)......................................................................          N.A.
317 (a)(1)...................................................................          N.A.
    (a)(2)...................................................................          N.A.
    (b)......................................................................          N.A.
318 (a)......................................................................          N.A.
318 (c)......................................................................          N.A.

-----------------
N.A. means not applicable
* This Cross-Reference Table is not part of the Indenture

                                TABLE OF CONTENTS

                                                                                               PAGE
                                                                                               ----
                                             ARTICLE 1
                            DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions..................................................................     1
SECTION 1.02.  Other Definitions............................................................    26
SECTION 1.03.  Incorporation by Reference of Trust Indenture Act............................    27
SECTION 1.04.  Rules of Construction........................................................    27

                                             ARTICLE 2
                                             THE NOTES

SECTION 2.01.  Form and Dating..............................................................    28
SECTION 2.02.  Execution and Authentication.................................................    29
SECTION 2.03.  Registrar and Paying Agent...................................................    30
SECTION 2.04.  Paying Agent to Hold Money in Trust..........................................    31
SECTION 2.05.  Holder Lists.................................................................    31
SECTION 2.06.  Transfer and Exchange........................................................    31
SECTION 2.07.  Certificated Notes...........................................................    37
SECTION 2.08.  Replacement Notes............................................................    38
SECTION 2.09.  Outstanding Notes............................................................    39
SECTION 2.10.  Treasury Notes...............................................................    40
SECTION 2.11.  Temporary Notes..............................................................    40
SECTION 2.12.  Cancellation.................................................................    40
SECTION 2.13.  Defaulted Interest...........................................................    40
SECTION 2.14.  Persons Deemed Owners........................................................    40
SECTION 2.15.  CUSIP Numbers................................................................    41

                                             ARTICLE 3
                                            COVENANTS

SECTION 3.01.  Payment of Notes.............................................................    41
SECTION 3.02.  Maintenance of Office or Agency..............................................    41
SECTION 3.03.  Commission Reports; Financial Statements.....................................    42
SECTION 3.04.  Compliance Certificate.......................................................    43
SECTION 3.05.  Limitation on Restricted Payments............................................    43
SECTION 3.06.  Limitation on Incurrence of Indebtedness and Issuance Preferred Stock........    47
SECTION 3.07.  Limitation on Liens..........................................................    50
SECTION 3.08.  Limitation on Dividend and Other Payment Restrictions
                 Affecting Restricted Subsidiaries..........................................    50
SECTION 3.09.  Additional Interest..........................................................    52

                                                                                               PAGE
                                                                                               ----
SECTION 3.10.  Guaranties by Restricted Subsidiaries........................................    52
SECTION 3.11.  Repurchase of Notes upon a Change of Control.................................    53
SECTION 3.12.  Limitation on Asset Sales....................................................    53
SECTION 3.13.  Limitation on Transactions with Affiliates...................................    56
SECTION 3.14.  Designation of Restricted and Unrestricted Subsidiaries......................    57
SECTION 3.15.  Limitation on Sale and Leaseback Transactions................................    58
SECTION 3.16.  Business Activities..........................................................    58
SECTION 3.17.  Payments for Consent.........................................................    58

                                             ARTICLE 4
                                  CONSOLIDATION, MERGER AND SALE

SECTION 4.01.  Limitation on Mergers and Consolidations.....................................    59
SECTION 4.02.  Successors Substituted.......................................................    60
SECTION 4.03.  Consolidation, Merger or Sale of Assets by a Guarantor.......................    61

                                             ARTICLE 5
                                       DEFAULTS AND REMEDIES

SECTION 5.01.  Events of Default............................................................    61
SECTION 5.02.  Acceleration.................................................................    64
SECTION 5.03.  Other Remedies...............................................................    65
SECTION 5.04.  Waiver of Existing Defaults..................................................    65
SECTION 5.05.  Control by Majority..........................................................    66
SECTION 5.06.  Limitations on Suits.........................................................    66
SECTION 5.07.  Rights of Holders to Receive Payment.........................................    66
SECTION 5.08.  Collection Suit by Trustee...................................................    67
SECTION 5.09.  Trustee May File Proofs of Claim.............................................    67
SECTION 5.10.  Priorities...................................................................    67
SECTION 5.11.  Undertaking for Costs........................................................    68

                                             ARTICLE 6
                                              TRUSTEE

SECTION 6.01.  Duties of Trustee............................................................    68
SECTION 6.02.  Rights of Trustee............................................................    69
SECTION 6.03.  Individual Rights of Trustee.................................................    71
SECTION 6.04.  Trustee's Disclaimer.........................................................    71
SECTION 6.05.  Notice of Defaults...........................................................    71
SECTION 6.06.  Reports by Trustee to Holders................................................    71
SECTION 6.07.  Compensation and Indemnity...................................................    72
SECTION 6.08.  Replacement of Trustee.......................................................    72

                                                                                               PAGE
                                                                                               ----
SECTION 6.09.  Successor Trustee by Merger, Etc.............................................    73
SECTION 6.10.  Eligibility; Disqualification................................................    74
SECTION 6.11.  Preferential Collection of Claims Against Company............................    74

                                             ARTICLE 7
                                     DEFEASANCE AND DISCHARGE

SECTION 7.01.  Discharge of Company's Obligations...........................................    75
SECTION 7.02.  Legal Defeasance.............................................................    76
SECTION 7.03.  Covenant Defeasance..........................................................    77
SECTION 7.04.  Covenant Termination.........................................................    78
SECTION 7.05.  Application of Trust Money...................................................    78
SECTION 7.06.  Repayment to Company.........................................................    78
SECTION 7.07.  Reinstatement................................................................    79

                                             ARTICLE 8
                                            AMENDMENTS

SECTION 8.01.  Without Consent of Holders...................................................    79
SECTION 8.02.  With Consent of Holders......................................................    80
SECTION 8.03.  Compliance with Trust Indenture Act..........................................    82
SECTION 8.04.  Revocation and Effect of Consents............................................    82
SECTION 8.05.  Notation on or Exchange of Notes.............................................    83
SECTION 8.06.  Trustee to Sign Amendments, Etc..............................................    83

                                             ARTICLE 9
                                            REDEMPTION

SECTION 9.01.  Notices to Trustee...........................................................    83
SECTION 9.02.  Selection of Notes to Be Redeemed............................................    83
SECTION 9.03.  Notices to Holders...........................................................    84
SECTION 9.04.  Effect of Notices of Redemption..............................................    85
SECTION 9.05.  Deposit of Redemption Price..................................................    85
SECTION 9.06.  Notes Redeemed in Part.......................................................    86
SECTION 9.07.  Optional Redemption..........................................................    86
SECTION 9.08.  Redemption with Proceeds of Public Equity Offering...........................    86
SECTION 9.09.  Change of Control Offer......................................................    87

                                                                                               PAGE
                                                                                               ----
                                             ARTICLE 10
                                             GUARANTIES

SECTION 10.01.  The Guaranties..............................................................    89
SECTION 10.02.  Guarantee Unconditional.....................................................    89
SECTION 10.03.  Discharge; Reinstatement....................................................    90
SECTION 10.04.  Waiver by the Guarantors....................................................    90
SECTION 10.05.  Subrogation and Contribution................................................    90
SECTION 10.06.  Stay of Acceleration........................................................    91
SECTION 10.07.  Limitation on Amount of Guarantee...........................................    91
SECTION 10.08.  Execution and Delivery of Guarantee.........................................    91
SECTION 10.09.  Release of Guarantee........................................................    91

                                             ARTICLE 11
                                           MISCELLANEOUS

SECTION 11.01.  Trust Indenture Act Controls................................................    92
SECTION 11.02.  Notices.....................................................................    92
SECTION 11.03.  Communication by Holders with Other Holders.................................    93
SECTION 11.04.  Certificate and Opinion as to Conditions Precedent..........................    94
SECTION 11.05.  Statements Required in Certificate or Opinion...............................    94
SECTION 11.06.  Rules by Trustee and Agents.................................................    94
SECTION 11.07.  Legal Holidays..............................................................    94
SECTION 11.08.  No Recourse Against Others..................................................    95
SECTION 11.09.  Governing Law...............................................................    95
SECTION 11.10.  No Adverse Interpretation of Other Agreements...............................    95
SECTION 11.11.  Successors..................................................................    95
SECTION 11.12.  Severability................................................................    95
SECTION 11.13.  Counterpart Originals.......................................................    95
SECTION 11.14.  Table of Contents, Headings, Etc............................................    95

                                 EXHIBITS

EXHIBIT A   Form of Note............................................    A-1
EXHIBIT B   Form of Supplemental Indenture..........................    B-1

         INDENTURE dated as of March 4, 2003 between Northwest Pipeline Corporation, a Delaware corporation (the "COMPANY") and JPMorgan Chase Bank, a New York banking corporation, as trustee (the "TRUSTEE").

         Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 81/8% Series A Senior Notes due 2010 (the "SERIES A NOTES") and 8 1/8% Exchange Senior Notes due 2010 (the "EXCHANGE NOTES" and together with the Series A Notes, the "NOTES").

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.01.  Definitions.

         "ACQUIRED DEBT" means, with respect to any Person,

         (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

         (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

         "AGENT" means any Registrar or Paying Agent.

         "ASSET SALE" means:

         (1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described in Section 3.11 and/or the provisions described in Article IV and not by the provisions of
Section 3.12; and

         (2) the issuance of Equity Interests in any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

         Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

         (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $2.0 million;

         (2) a transfer of assets between or among the Company and its Restricted Subsidiaries,

         (3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

         (4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

         (5)   the sale or other disposition of cash or Cash Equivalents;

         (6) dispositions of accounts receivable and related assets to a Securitization Subsidiary in connection with a Permitted Receivables Financing;

         (7)   Sale and Leaseback Transactions; and

         (8)   a Restricted Payment or Permitted Investment that is permitted by
Section 3.05.

         "ATTRIBUTABLE DEBT" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

         "AVAILABLE CASH FLOW FROM OPERATIONS" means for any period of the Company, Consolidated Cash Flow of the Company for such period, minus the sum of the following, each determined for such period on a consolidated basis:

         (1) cash taxes for the Company and its Restricted Subsidiaries, including payments to the Company's Williams Group Affiliates in respect of taxes pursuant to tax sharing arrangements; plus

         (2) cash interest expense paid by the Company and its Restricted Subsidiaries whether or not capitalized (including, without limitation, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations); plus

         (3) additions to property, plant and equipment and other capital expenditures of the Company and its Restricted Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Company and its Restricted Subsidiaries for such period prepared in accordance with generally accepted accounting principles (except to the extent financed by the incurrence of Indebtedness); plus

         (4) the aggregate principal amount of long-term Indebtedness repaid by the Company and its Restricted Subsidiaries and any short-term Indebtedness that financed capital expenditures referred to in clause (3) above, excluding any such repayments (i) under working capital facilities (except to the extent that such Indebtedness so repaid was incurred to finance capital expenditures as described in clause (3) above), (ii) out of Net Cash Proceeds of Asset Sales as provided in Section 3.12 and (iii) through a refinancing involving the incurrence of new long-term Indebtedness.

         "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

         "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "BENEFICIALLY OWNS" and "BENEFICIALLY OWNED" have a corresponding meaning.

         "BOARD OF DIRECTORS" means:

         (1) with respect to a corporation, the board of directors of the corporation;

         (2) with respect to a partnership, the board of directors of the general partner of the partnership; and

         (3) with respect to any other Person, the board or committee of such Person serving a similar function.

         "BUSINESS DAY" means any day that is not a Legal Holiday.

         "CAPITAL LEASE OBLIGATION" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

         "CAPITAL STOCK" means:

         (1)   in the case of a corporation, corporate stock;

         (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

         (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

         (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "CASH EQUIVALENTS" means:

         (1)   United States dollars;

         (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

         (3) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding 365 days and overnight bank deposits and other similar types of investments routinely offered by commercial banks, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank or trust company having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

         (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

         (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within 270 days after the date of acquisition;

         (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; and

         (7) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (3) above, provided that all such deposits are made in the ordinary course of business, do not remain on deposit for more than 30 consecutive days and do not exceed $10.0 million in the aggregate at any one time.

         "CHANGE OF CONTROL" means the occurrence of any of the following:

         (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act);

         (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

         (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that (A) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), other than a Williams Group Affiliate, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares (B) any "person" or "group" (as defined above) (other than a trustee or other fiduciary holding securities under an employee benefit plan of Williams or any of its Subsidiaries) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Williams, measured by voting power rather than number of shares;

         (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

         (5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

         "CHANGE OF CONTROL OFFER" has the meaning assigned to such term in
Section 9.09.

         "COMMISSION" means the U.S. Securities and Exchange Commission.

         "COMPANY" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Company" shall mean such successor Person.

         "CONSOLIDATED CASH FLOW" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus (without duplication):

         (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

         (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

         (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

         (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

         (5) unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; plus

         (6) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense to the extent such gains or losses were added or deducted in computing such Consolidated Net Income.

         in each case, on a consolidated basis and determined in accordance with GAAP.

         "CONSOLIDATED NET INCOME" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

         (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

         (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

         (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded; and

         (4) the cumulative effect of a change in accounting principles will be excluded.

         "CONSOLIDATED NET TANGIBLE ASSETS" means, with respect to any Person at any date of determination, the aggregate amount of total assets included in such Person's most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after deducting the following amounts: (i) all current liabilities reflected in such balance sheet, and (ii) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet.

         "CONSOLIDATED SUBSIDIARIES" means, with respect to any Person, all other Persons the financial statements of which are consolidated with those of such Person in accordance with generally accepted accounting principals.

         "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who:

         (1) was a member of such Board of Directors on the date of the Indenture; or

         (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "CORPORATE TRUST OFFICE OF THE TRUSTEE" means the office of the Trustee at which the corporate trust business of the Trustee shall be principally administered, which office shall initially be located at the address of the Trustee specified in Section 11.02 hereof and may be located at such other address as the Trustee may give notice to the Company and the Holders or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company.

         "CREDIT AGREEMENT" means the First Amended and Restated Credit Agreement dated as of October 31, 2002, by and among The Williams Companies, Inc., the Company, Transcontinental Gas Pipe Line Corporation and Texas Gas Transmission Corporation as Borrowers and the banks named therein as Banks, JPMorgan Chase Bank and Commerzbank AG as Co-Syndication Agents, Credit Lyonnais New York Branch as Documentation Agent and Citicorp USA, Inc. as Agent and Salomon Smith Barney Inc. as Arranger, providing for up to $400 million of revolving credit borrowings to the Company, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

         "CREDIT AGREEMENT REFINANCING DATE" means the first date after the date of the Indenture on which the Company's ability to enter into or suffer to exist restrictions on dividends and advances to its Williams Group Affiliates is no longer restricted pursuant to a credit facility or debt instrument to which any Williams Group Affiliates are parties from time to time, including without limitation pursuant to Section 5.02(d) of the Credit Agreement as in effect on the date of the Indenture.

         "CREDIT FACILITIES" means, one or more debt facilities (including, without limitation, (1) the Credit Agreement and (2) one or more Permitted Receivables Financings) or commercial paper facilities, in each case with banks or other institutional lenders, or pursuant to intercompany loan or advance arrangements with Williams and/or Williams Gas Pipeline Company, LLC (provided that in the case of such arrangements with Williams and/or Williams Gas Pipeline Company, LLC that such arrangements are on terms consistent with practices in existence on the date of the Indenture) providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

         "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "DEPOSITARY" means The Depository Trust Company, its nominees and their respective successors.

         "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 3.05.

         "DOMESTIC RESTRICTED SUBSIDIARY" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

         "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and any successor statute.

         "EXCHANGE NOTES" means the Company's 81/8% Senior Notes due 2010 to be issued pursuant to the Indenture in an Exchange Offer.

         "EXCHANGE OFFER" means the offer that may be made by the Company pursuant to a Registration Rights Agreement to exchange Exchange Notes for Series A Notes.

         "EXCHANGE OFFER REGISTRATION STATEMENT" means a registration statement under the Securities Act relating to an Exchange Offer, including the related prospectus.

         "EXISTING INDEBTEDNESS" means up to $367.9 million in aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the Indenture, until such amounts are repaid.

         "FIXED CHARGES" means, with respect to any specified Person for any period, the sum, without duplication, of:

         (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, any premiums, fees, discounts, expenses and losses on the sale of accounts receivable (and any amortization thereof) in connection with a Permitted Receivables Financing, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus
(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

         (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

         (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

         "FIXED CHARGE COVERAGE RATIO" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "CALCULATION DATE"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

         In addition, for purposes of calculating the Fixed Charge Coverage
Ratio:

         (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions of assets used in a Permitted Business) and Qualifying Expansion Projects that have been commenced by the specified Person or any of its Restricted Subsidiaries, and including in each case any related financing transactions (including repayment of Indebtedness) during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred or (in the case of any Qualifying Expansion Projects) been completed and in service on the first day of the four-quarter reference period, including any Consolidated Cash Flow (including interest income reasonably anticipated by such Person to be received from Cash and Cash Equivalents held by such Person or any of its Restricted Subsidiaries) and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial officer or chief accounting officer of the Company (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto), but in the case of Qualifying Expansion Projects, only to the extent of Qualifying Expansion Project Amounts;

         (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

         (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

         "GUARANTEE" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

         "GUARANTOR" means any subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture and its successors and assigns.

         "HEDGING OBLIGATIONS" means, with respect to any specified Person, the obligations of such Person incurred in the normal course of business and consistent with past practices and not for speculative purposes under:

         (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

         (2) foreign exchange contracts and currency protection agreements entered into with one of more financial institutions designed to protect the person or entity entering into the agreement against fluctuations in interest rates or currency exchanges rates with respect to Indebtedness incurred and not for purposes of speculation;

         (3) any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities used by that entity at the time; and

         (4) other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency exchange rates.

         "HOLDER" means a Person in whose name a Note is registered.

         "INCREMENTAL FUNDS" has the meaning set forth in Section 3.05.

         "INDEBTEDNESS" means, with respect to any specified Person, any obligation of such Person, whether or not contingent:

         (1)   in respect of borrowed money;

         (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

         (3)   in respect of banker's acceptances;

         (4)   representing Capital Lease Obligations;

         (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;

         (6)   representing any Hedging Obligations, or

         (7)   under Permitted Receivables Financings;

         if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations and obligations in respect of Permitted Receivables Financings) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

         The amount of any Indebtedness outstanding as of any date will be:

         (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

         (2) in the case of any Permitted Receivables Financing, the net unrecovered principal amount of the accounts receivable sold thereunder at such date, or other similar amount representing the principal financing amount thereof;

         (3) in the case of any Hedging Obligation, the net amount payable if such Hedging Obligation is terminated at that time due to default by such Person (after giving effect to any contractually permitted set-off); and

         (4) the principal amount of the Indebtedness in the case of any other Indebtedness.

         "INDENTURE" means this Indenture as amended or supplemented from time to time.

         "INDEPENDENT INVESTMENT BANKER" means Lehman Brothers Inc. or another independent investment banking institution of national standing appointed by the Company.

         "INITIAL ISSUE DATE" means the first date on which the Series A Notes are issued under the Indenture.

         "INITIAL PURCHASERS" means any initial purchasers of Series A Notes issued in connection with an offering under Rule 144A and/or Regulation S, including without limitation, the Original Initial Purchasers, as such in the Original Offering.

         "INTEREST PAYMENT DATE" shall have the meaning assigned to such term in the Notes.

         "INVESTMENT GRADE DATE" has the meaning set forth in Section 7.04.

         "INVESTMENT GRADE RATING" means a rating equal to or higher than Baa3 by Moody's and BBB- by S&P.

         "INVESTMENTS" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees (other than Guarantees of Indebtedness of the Company or any of its Guarantors to the extent permitted in Section 3.06), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business and excluding trade payables of the Company and its subsidiaries arising in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the

Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in Section 3.05(d). The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in Section 3.05(d).

         "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in New York, New York or a place of payment are authorized or obligated by law, regulation or executive order to remain closed.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

         "LIQUIDATED DAMAGES" has the meaning given to such term in any Registration Rights Agreement.

         "MAKE-WHOLE AMOUNT" with respect to a Note means an amount equal to the excess, if any, of (1) the present value of the remaining interest, premium and principal payments due on such Note (excluding any portion of such payments of interest accrued as of the redemption date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (2) the outstanding principal amount of such Note.

         "MAKE-WHOLE AVERAGE LIFE" means the number of years (calculated to the nearest one-twelfth) between the date of redemption and the Stated Maturity of the Notes.

         "MAKE-WHOLE PRICE" means the sum of the outstanding principal amount of the Notes to be redeemed plus the Make-Whole Amount of those Notes.

         "MATURITY DATE" means, with respect to any Note, the date on which any principal of such Note becomes due and payable, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

         "MOODY'S" means Moody's Investors Service, Inc. and its successors.

         "NET INCOME" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

         (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

         (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

         "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale (as reasonably estimated by the Company), in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "NON-RECOURSE DEBT" means Indebtedness:

         (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

         (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

         (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

         "NOTES" means the Series A Notes and the Exchange Notes.

         "NOTES CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "OFFICER" means the Chairman of the Board, the Chief Executive Officer, the President, any Vice Chairman of the Board, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of a Person.

         "OFFICERS' CERTIFICATE" means a certificate signed by two Officers of a Person, one of whom must be the Person's Chief Executive Officer, President, Chief Financial Officer, Chief Accounting Officer or Treasurer.

         "OPINION OF COUNSEL" means a written opinion from legal counsel who is acceptable to the Trustee. Such counsel may be an employee of or counsel to the Company or any parent corporation.

         "ORIGINAL INITIAL PURCHASERS" means Lehman Brothers Inc., Banc of America Securities LLC, Credit Lyonnais Securities (USA) Inc., J.P. Morgan Securities Inc., Salomon Smith Barney Inc., Scotia Capital (USA) Inc., TD Securities (USA) Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated as initial purchasers of the Series A Notes in the Original Offering.

         "ORIGINAL OFFERING" means the offering of the Series A Notes pursuant to the Original Offering Memorandum.

         "ORIGINAL OFFERING MEMORANDUM" means the Offering Memorandum of the Company, dated February 27, 2003, relating to the offering of the Series A Notes.

         "PERMITTED BUSINESS" means the lines of business conducted by the Company and its Restricted Subsidiaries on the date of the Indenture and any business incidental or reasonably related thereto or which is a reasonable extension thereof as determined in good faith by the Board of Directors of the Company and set forth in an Officer's Certificate delivered to the Trustee.

         "PERMITTED INVESTMENTS" means:

         (1) any Investment in the Company or in a Restricted Subsidiary of the Company;

         (2)   any Investment in Cash Equivalents;

         (3) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment:

                  (a) such Person becomes a Restricted Subsidiary of the
               Company; or

                  (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

         (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 3.12 or any non-cash consideration that was excluded from the definition of "Asset Sale" pursuant to clause (1) or (4) (for the sale or lease of equipment) pursuant to the second paragraph of such definition;

         (5) any Investment in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

         (6) any purchase or other acquisition of senior debt of the Company or any Guarantor (other than Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees);

         (7) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

         (8)   Hedging Obligations permitted to be incurred under Section 3.06;

         (9) Investments in a Securitization Subsidiary that are necessary or desirable to effect any Permitted Receivables Financing; and

         (10) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) that are at the time outstanding not to exceed $10 million.

         "PERMITTED LIENS" means:

         (1) Liens of the Company and any Guarantor securing any Credit Facility that was permitted by the terms of the Indenture to be incurred and all Obligations and Hedging Obligations relating to such Indebtedness (but excluding any Credit Facility with Williams or any Williams Group Affiliate, as lender);

         (2)   Liens in favor of the Company or the Guarantors;

         (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company or renewals or replacement of such Liens in connection with the incurrence of Permitted Refinancing Indebtedness to refinance Indebtedness secured by such Liens; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

         (4) Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company or renewals or replacement of such Liens in connection with the incurrence of Permitted Refinancing Indebtedness to refinance Indebtedness secured by such Liens; provided that such Liens were in existence prior to the contemplation of such acquisition;

         (5) Liens to secure the performance of tenders, bids, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

         (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 3.06(b)(4) covering only the assets acquired with such Indebtedness;

         (7)   Liens existing on the date of the Indenture;

         (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

         (9) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

         (10) Liens on accounts receivable and related assets and proceeds thereof arising in connection with a Permitted Receivables Financing; and

         (11) Liens with respect to Indebtedness that at the time of incurrence does not exceed 10% of the Consolidated Net Tangible Assets of the Company.

         "PERMITTED RECEIVABLES FINANCING" means any receivables financing facility or arrangement pursuant to which a Securitization Subsidiary purchases or otherwise acquires accounts receivable of the Company or any Restricted Subsidiaries and enters into a third party financing thereof on terms that the Board of Directors has concluded are customary and market terms fair to the Company and its Restricted Subsidiaries.

         "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

         (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith) and any premiums paid on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded;

         (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

         (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes and any Subsidiary Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes and any Subsidiary Guarantees, as the case may be, on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

         (4) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

         "PRIVATE EXCHANGE" means the offer by the Company to any of the Initial Purchasers to issue and deliver to such Initial Purchaser, in exchange for the Series A Notes held by such Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Notes.

         "PRIVATE EXCHANGE NOTES" means the Exchange Notes to be issued pursuant to the Indenture to an Initial Purchaser in a Private Exchange.

         "PUBLIC EQUITY OFFERING" means an underwritten primary public offering, after the date of the Indenture, of Capital Stock (other than Disqualified Stock) of the Company pursuant to an effective registration statement under the Securities Act other than an issuance registered on Form S-4 or S-8 or any successor thereto or any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "QUALIFYING EXPANSION PROJECT" means any capital expansion project that has increased or will increase the physical capacity of the pipeline system of the Company and the Guarantors; provided that such project has been completed and the assets are in service at or the Company reasonably believes that the in-service date of the project will be within twelve months after the Calculation Date.

         "QUALIFYING EXPANSION PROJECT AMOUNTS" means with respect to any calculation of pro forma amounts under the Fixed Charge Coverage Ratio additional revenues (if any) and related expenses for any Qualifying Expansion Project for the portion of the four-quarter period prior to the in-service date of such Qualifying Expansion Project (the "ESTIMATION PERIOD"); provided that revenues and related expenses anticipated from any Qualifying Expansion Project during any Estimation Period shall be included in such calculation only to the extent (1) of the portion of the capacity of such Qualifying Expansion Project that is committed under a long-term firm transportation contract on customary terms (as determined in good faith by the Company) with a counterparty that has an Investment Grade Rating of its long-term debt from at least one of S&P and Moody's and (2) the aggregate amount of Qualifying Expansion Project Amounts for all Qualifying Expansion Projects included in any such calculation does not exceed 25% of the aggregate revenues of the Company and its Restricted

Subsidiaries for such period, determined for this purpose on a pro forma basis but before inclusion of any Qualifying Expansion Project Amounts.

         "RATING AGENCY" means each of S&P and Moody's, or if S&P or Moody's or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as evidenced by a resolution of the Board of Directors), which shall be substituted for S&P or Moody's, or both, as the case may be.

         "REDEMPTION DATE" when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to the Indenture.

         "REDEMPTION PRICE" shall have the meaning assigned to such term in the Notes.

         "REGISTRATION RIGHTS AGREEMENT" means any registration rights agreement entered into by the Company relating to any Notes issued hereunder, including without limitation, the Registration Rights Agreement, dated as of March 4, 2003, among the Company and the Original Initial Purchasers.

         "REGULATION S CERTIFICATE" means a letter to be delivered in connection with transfers pursuant to Regulation S substantially in the form attached to the Note.

         "RESPONSIBLE OFFICER" means, when used with respect to the Trustee, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, or any trust officer or any other officer of the Trustee within the Institutional Trust Services-Conventional Debt Unit (or any successor unit, department or division of the Trustee) located at the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this Indenture, and, for the purposes of Section 6.01(c)(ii) and Section 6.05 hereof, shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject.

         "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

         "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "RULE 144A CERTIFICATE" means a certificate to be completed by a purchaser of a Note in reliance on Rule 144A substantially in the form attached to the Note.

         "S&P" means Standard and Poor's, a division of The McGraw-Hill Companies, Inc., and its successors.

         "SALE AND LEASEBACK TRANSACTION" means any arrangement with any Person (other than the Company or a Subsidiary), or to which any such Person is a party, providing for the leasing, pursuant to a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP, to the Company or a Restricted Subsidiary of any property or asset which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person (other than the Company or a Subsidiary), to which funds have been or are to be advanced by such Person.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and any successor statute.

         "SECURITIZATION SUBSIDIARY" means a Subsidiary of the Company (1) that is designated a "Securitization Subsidiary" by the Board of Directors, (2) that does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto, (3) no portion of the Debt or any other obligation, contingent or otherwise, of which (A) is Guaranteed by the Company or any Restricted Subsidiary of the Company, (B) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way, or
(C) subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, (4) with respect to which neither the Company nor any Restricted Subsidiary of the Company (other than an Unrestricted Subsidiary) has any obligation to maintain or preserve such its financial condition or cause it to achieve certain levels of operating results other than, in respect of clauses
(3) and (4), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.

         "SERIES A NOTES" means the Company's 81/8% Series A Notes due 2010, to be issued pursuant to the Indenture.

         "SHELF REGISTRATION STATEMENT" means a registration statement to be filed by the Company, in connection with the offer and sale of Series A Notes or Private Exchange Notes, pursuant to a Registration Rights Agreement.

         "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

         "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "SUBSIDIARY" means, with respect to any specified Person:

         (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

         (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

         "SUBSIDIARY GUARANTEE" means each Guarantee of the Notes issued by a Guarantor pursuant to the Indenture.

         "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb), as in effect on the Initial Issue Date.

         "TRANSFER RESTRICTED NOTES" with respect to any Notes, has the meaning given to such term in the Registration Rights Agreement applicable to such Notes.

         "TREASURY RATE" means the yield to maturity (calculated on a semi-annual bond-equivalent basis) as determined by the Independent Investment Banker at the time of the computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (510), which has become publicly available at least two business days prior to the date of the redemption notice or, if such statistical release is no longer published, any publicly available source of similar market data) most nearly equal to the then remaining maturity of the Notes; provided that if the Make-Whole Average Life of such Note is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Make-Whole Average Life of such Note is less than one year, the weekly average yield on actually traded

United States Treasury securities adjusted to a constant maturity of one year shall be used.

         "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving hereunder.

         "U.S. GOVERNMENT OBLIGATIONS" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

         "UNRESTRICTED SUBSIDIARY" means (1) any Securitization Subsidiary, (2) NWP Enterprises, LLC, (3) NWP Enterprises, Inc., or (4) any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such
Subsidiary:

         (1)   has no Indebtedness other than Non-Recourse Debt;

         (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

         (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

         (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

         Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 3.05. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 3.06, the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 3.06, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

         "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

         (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

         (2)   the then outstanding principal amount of such Indebtedness.

         "WILLIAMS" means The Williams Companies, Inc.

         "WILLIAMS GROUP AFFILIATES" means Williams and its Subsidiaries other than the Company and its Subsidiaries.

         SECTION 1.02.  Other Definitions.

TERM                                                          DEFINED IN SECTION
Affiliate Transaction...................................            3.13(a)
Agent Members...........................................            2.01(c)
Asset Sale Offer........................................            3.12(c)
Change of Control Payment...............................            3.11(a)
Change of Control Payment Date..........................            9.09(b)
Covenant Defeasance.....................................            7.03(a)
DTC.....................................................            2.03
Event of Default........................................            5.01
Excess Proceeds.........................................            3.12(c)
Global Note.............................................            2.01(b)
Incremental Funds.......................................            3.05(a)
Investment Grade Date...................................            7.04

TERM                                                          DEFINED IN SECTION
Legal Defeasance........................................            7.02(a)
Paying Agent............................................            2.03
Payment Default.........................................            5.01(a)
Permitted Debt..........................................            3.06(b)
Pipeline Business.......................................            4.01(b)
Purchase Amount.........................................            9.09(b)
Registrar...............................................            2.03
Regulation S............................................            2.01(b)
Restricted Notes Legend.................................            2.01(a)
Restricted Payments.....................................            3.05(a)
Rule 144A...............................................            2.01(b)

         SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "COMMISSION" means the Commission.

         "INDENTURE SECURITIES" means the Notes.

         "INDENTURE SECURITY HOLDER" means a Holder.

         "INDENTURE TO BE QUALIFIED" means this Indenture.

         "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

         "OBLIGOR" on the indenture securities means the Company.

         All terms used in this Indenture that are defined by the TIA, defined by a TIA reference to another statute or defined by an SEC rule under the TIA have the meanings so assigned to them.

         SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

         (a) a term has the meaning assigned to it;

         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (c) "or" is not exclusive;

         (d) words in the singular include the plural, and in the plural include the singular; and

         (e) provisions apply to successive events and transactions.

                                    ARTICLE 2

                                    THE NOTES

         SECTION 2.01. Form and Dating. (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A to the Indenture, the terms of which are hereby incorporated into the Indenture. The Notes may have notations, legends or endorsements required by law, securities exchange rule, the Company's certificate of incorporation, memorandum of association, articles of association, other organizational documents, agreements to which the Company is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form acceptable to the Company. The Notes shall be in registered form without coupons and only in denominations of $1,000 and any integral multiples thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture and to the extent applicable, the Company, by its execution and delivery of the Indenture, expressly agrees to such terms and provisions and to be bound thereby. The Notes shall be dated the date of their authentication.

         (b) Global Notes. Series A Notes offered and sold (i) to QIBs in reliance on Rule 144A under the Securities Act ("RULE 144A") shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend (the "RESTRICTED NOTES LEGEND") set forth in
Section 2.06 (each, a "RULE 144A GLOBAL NOTE") and (ii) in reliance on Regulation S under the Securities Act ("REGULATION S") shall be issued initially in the form of one or more permanent global notes with the global securities legend and restricted securities legend set forth in Section 2.06 (each, a "REGULATION S GLOBAL NOTE" and, together with the Rule 144A Global Notes, the "GLOBAL NOTES"). Each Global Note shall be deposited on behalf of the purchasers of the Series A Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

         (c) Book-entry Provisions. This Section 2.01(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

         The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Notes that shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary.

         Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

         (d) Certificated Notes. Except as provided in this Section 2.01 or
Section 2.06 or 2.07, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated Notes.

         Section 2.02. Execution and Authentication. One Officer of the Company shall sign the Notes on behalf of the Company by manual or facsimile signature. The Company's seal may be (but shall not be required to be) impressed, affixed, imprinted or reproduced on the Notes and may be in facsimile form.

         If an Officer of the Company whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall be valid nevertheless.

         A Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of an authorized signatory of the Trustee, which signature shall be conclusive evidence that the Note has been authenticated under the Indenture.

         The Trustee shall authenticate (i) for original issue on the Initial Issue Date, Series A Notes in the aggregate principal amount of $175,000,000,
(ii) Exchange Notes for original issue, pursuant to any Exchange Offer or Private Exchange, for a like principal amount of Series A Notes and (iii) any amount of additional Notes specified by the Company, in each case, upon a written order of the Company signed by one Officer of the Company. Such order shall specify (a) the amount of the Notes to be authenticated and the date of original issue thereof, and (b) whether the Notes are Series A Notes or Exchange Notes. The aggregate principal amount of Notes of any series outstanding at any time may not exceed the aggregate principal amount of Notes of such series authorized for issuance by the Company pursuant to one or more written orders of the Company, except as provided in Section 2.08 hereof. Subject to the foregoing, the aggregate principal amount of Notes of any series that may be issued under the Indenture shall not be limited.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in the Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, or an Affiliate of any of them.

         The Series A Notes and the Exchange Notes shall be considered collectively to be a single class for all purposes of the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

         SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent.

         The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to the Indenture. Such agreement shall implement the provisions of the Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to the Indenture. The Company may change any Paying Agent or Registrar without notice to any Holder. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints the Trustee as Registrar and Paying
Agent.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to each Global Note.

         SECTION 2.04. Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Notes, whether such money shall have been paid to it by the Company and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon payment over to the Trustee and upon accounting for any funds disbursed, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

         SECTION 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, and the Company shall otherwise comply with TIA Section 312(a).

         SECTION 2.06.  Transfer and Exchange.

         (a) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note (other than a transfer of a beneficial interest in a Global Note for a beneficial interest in the same Global Note) shall deliver to the Registrar a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Note. The Registrar shall, subject to this Section 2.06, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

                  (ii) Notwithstanding any other provisions of the Indenture (other than the provisions set forth in Section 2.07), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  (iii) If a Global Note is exchanged for Notes in definitive registered form pursuant to this Section 2.06 or Section 2.07, prior to the consummation of an Exchange Offer or prior to or in a transfer made pursuant to an effective Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this
         Section 2.06 (including the certification and other requirements set forth on the reverse of the Series A Notes intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be, or are otherwise in compliance with the requirements of the Securities
         Act) and such other procedures as may from time to time be adopted by the Company.

         (b) Legend. Except as permitted by the following paragraphs (c), (d),
(e) and (f), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

                  THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE

                  SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE U.S., (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE U.S. WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR
                  (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THIS TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "U.S." AND "U.S. PERSON"

                  HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

         (c) Certification Requirements. Subject to paragraph (e), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A                          B                                  C
Rule 144A Global Note      Rule 144A Global Note              (i)
Rule 144A Global Note      Regulation S Global Note           (ii)
Rule 144A Global Note      Certificated Note                  (iii)
Regulation S Global Note   Rule 144A Global Note              (iv)
Regulation S Global Note   Regulation S Global Note           (i)
Regulation S Global Note   Certificated Note                  (v)
Certificated Note          Rule 144A Global Note              (iv)
Certificated Note          Regulation S Global Note           (ii)
Certificated Note          Certificated Note                  (iii)

                  (i)   No certification is required.

                  (ii) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Notes Legend, then no certification is required.

                  (iii) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Regulation S Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a certificated Note that does not bear the Restricted Notes Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a certificated Note that does not bear the Restricted Notes Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a certificated Note that does not bear the Restricted Notes Legend.

                  (iv) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

                  (v) Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange is made during the Restricted Period. If the requested transfer involves a beneficial interest in a Regulation S Global Note during the Restricted Period, the Person requesting the transfer must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States. If the requested transfer or exchange involves a beneficial interest in a Regulation S Global Note after the Restricted Period, no certification is required and the Trustee will deliver a certificated Note that does not bear the Restricted Notes Legend.

         (d) Rule 144A Transfers. Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Rule 144A Global Note) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Note (or, in the case of any Transfer Restricted Note that is represented by a Rule 144A Global Note, an interest in a Global Note) that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

         (e) Transfers Pursuant to an Effective Shelf Registration Statement. After a transfer of any Series A Notes or Private Exchange Notes during the period of the effectiveness of and pursuant to a Shelf Registration Statement with respect to such Series A Notes or Private Exchange Notes, as the case may be, all requirements pertaining to legends on such Note or such Private Exchange Note will cease to apply.

         (f) Transfers Pursuant to a Registered Exchange Offer. Upon the consummation of a Registered Exchange Offer with respect to the Series A Notes pursuant to which Holders of such Series A Notes are offered Exchange Notes in exchange for their Series A Notes, Exchange Notes in certificated or global form (depending on whether certificated Notes or interests in Global Notes are exchanged), in each case not bearing the Restricted Notes Legend, will be available to Holders that exchange such Series A Notes in such Exchange Offer.

         (g) Private Exchanges. Upon the consummation of a Private Exchange with respect to the Series A Notes pursuant to which Holders of such Series A Notes are offered Private Exchange Notes in exchange for their Series A Notes, Private Exchange Notes in certificated or global form (depending on whether certificated Notes or interests in Global Notes are exchanged) with the Restricted Notes Legend will be available to Holders that exchange such Series A Notes in such Private Exchange.

         (h) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for certificated Notes, redeemed, repurchased or canceled, such Global Note shall be returned to the Depositary for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

         (i) Obligations with Respect to Transfers and Exchanges of Notes.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Notes and Global Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 5.11, 8.05 and 9.06).

                  (ii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any certificated Note selected for redemption in whole or in part pursuant to Article IX, except the unredeemed portion of any certificated Note being redeemed in part, or (b) any Note for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Notes or 15 Business Days before an interest payment date.

                  (iii) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest and Liquidated Damages, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  (iv) All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

         (j) No Obligation of the Trustee.

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, any Agent Member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely conclusively and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         SECTION 2.07.  Certificated Notes.

         (a) A Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.01 shall be transferred to the beneficial owners thereof in the form of certificated Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.06 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under the Indenture; or (iii) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

         (b) Any Global Note that is transferred to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depositary to the Trustee at its office located in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of certificated Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.06(c), bear the restricted securities legend set forth in Section 2.06(b).

         (c) Subject to the provisions of Section 2.06(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

         (d) If any of the events specified in Section 2.07(a) occurs, the Company shall promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

         (e) If a certificated Note issued pursuant to this Section 2.07 is exchanged for another certificated Note prior to the consummation of an Exchange Offer or prior to or in a transfer made pursuant to an effective Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of (i) Section 2.06(a)(iii) (including the certification and other requirements set forth on the reverse of the Series A Notes intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be, or are otherwise in compliance with the requirements of the Securities Act) and such other procedures as may from time to time be adopted by the Company and (ii) Section 2.06(b).

         SECTION 2.08.  Replacement Notes.

         If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee shall authenticate a replacement Note, but only if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must furnish an indemnity bond that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge for their expenses in replacing a Note. If, after the delivery of such replacement Note, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment or registration such original Note, the Trustee shall be entitled to recover such replacement Note from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Trustee or the Company in connection therewith.

         Every replacement Note is an additional obligation of the Company.

         SECTION 2.09.  Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee hereunder and those described in this Section 2.09 as not outstanding; provided, however, that in determining whether the holders of the requisite principal amount of outstanding Notes are present at a meeting of holders of Notes for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, Notes held for the account of the Company, any of its Subsidiaries or any of their respective Affiliates shall be disregarded and deemed not to be outstanding, except that in determining whether the Trustee shall be protected in making such a determination or relying upon any such quorum, consent or vote, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

         If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the principal amount of any Note is considered paid under Section
3.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         A Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

         SECTION 2.10.  Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Affiliates shall be disregarded, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

         SECTION 2.11.  Temporary Notes.

         Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes, but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under the Indenture as definitive Notes.

         SECTION 2.12.  Cancellation.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. All canceled Notes held by the Trustee shall be disposed of in accordance with the usual disposal procedures of the Trustee. The Company may not issue new Notes to replace Notes that have been paid or that have been delivered to the Trustee for cancellation.

         SECTION 2.13.  Defaulted Interest.

         If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest on the defaulted interest, in each case at the rate provided in the Notes and in Section 3.01 hereof. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. At least 15 days before any special record date, the Company (or the Trustee, in the name of and at the expense of the

Company) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

         SECTION 2.14.  Persons Deemed Owners.

         The Company, the Trustee, any Agent and any authenticating agent may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payments of principal of or premium, if any, or interest on such Note and for all other purposes. None of the Company, the Trustee, any Agent or any authenticating agent shall be affected by any notice to the contrary.

         SECTION 2.15. CUSIP Numbers. The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the "CUSIP" numbers.

                                    ARTICLE 3

                                    COVENANTS

         SECTION 3.01. Payment of Notes. The Company shall pay the principal of and premium, if any, Liquidated Damages, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in the Indenture. Principal, premium, if any, Liquidated Damages, if any, and interest shall be considered paid on the date due if the Paying Agent, other than the Company or a Subsidiary of the Company, holds by 11:00 a.m., Eastern time, on that date money deposited by the Company designated for and sufficient to pay all principal, premium, if any, Liquidated Damages, if any, and interest then due.

         To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, premium, if any, Liquidated Damages, if any, and interest payments (without regard to any applicable grace period) at a rate equal to the then applicable interest rate on the Notes.

         SECTION 3.02. Maintenance of Office or Agency. The Company shall maintain, in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee, the Registrar or the Paying Agent) where Notes may be presented for registration of transfer or exchange, where

Notes may be presented for payment and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. Unless otherwise designated by the Company by written notice to the Trustee, such office or agency shall be the principal office of the Trustee in the Borough of Manhattan, The City of New York, which, on the date hereof, is located at the address set forth in Section 11.02 hereof. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

         SECTION 3.03. Commission Reports; Financial Statements. (a) Whether or not required by the Commission, so long as any Notes are outstanding, the Company will furnish to the Trustee, within 15 days after the time periods specified in the Commission's rules and regulations:

                  (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such reports, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" (or, if applicable to the Company for such filings at such time, or if such filings were required at such time, a "Management's Narrative and Analysis of Results of Operations"), and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

                  (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

         (b) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by paragraph (a) will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations (or, as applicable, in Management's Narrative and Analysis of Results of Operations), of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

         (c) In addition, following the consummation of the Exchange Offer, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Guarantors will, for so long as any Notes remain outstanding, furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         (d) The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to Holders under this Section.

         (e) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

         SECTION 3.04. Compliance Certificate. (a) The Company shall deliver to the Trustee, on or prior to the last day of the fifth month after the end of each fiscal year of the Company, a statement signed by two Officers of the Company (one of whom shall be the principal financial, principal accounting or principal executive officer of the Company), which statement need not constitute an Officers' Certificate, complying with TIA Section 314(a)(4) and stating that in the course of performance by the signing Officers of the Company of their duties as such Officers, they would normally obtain knowledge of the keeping, observing, performing and fulfilling by the Company, of its obligations under the Indenture, and further stating, as to each such Officer signing such statement, that to his knowledge, the Company has kept, observed, performed and fulfilled each and every covenant contained in the Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Company is taking or proposes to take with respect thereto).

         SECTION 3.05. Limitation on Restricted Payments. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

                  (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company);

                  (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

                  (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

                  (iv) make any Restricted Investment (all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as "RESTRICTED PAYMENTS"),

         unless, at the time of and after giving effect to such Restricted Payment, no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

                  (1) if the Fixed Charge Coverage Ratio for the Company's four most recent fiscal quarters for which internal financial statements are available is not less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the end of the fiscal year of the Company then most recently ended for which internal financial statements are available, is less than the sum, without duplication, of:

                      (A) Available Cash Flow from Operations for the fiscal
                  year of the Company then most recently ended for which internal financial statements are available, plus

                      (B) 100% of the aggregate net cash proceeds received by
                  the Company (including the fair market value of any Permitted

                  Business or assets used or useful in a Permitted Business to the extent acquired in consideration of Equity Interests (other than Disqualified Stock) of the Company) after the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

                      (C) to the extent that any Restricted Investment that was
                  made after the date of the Indenture is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment, including without limitation repayment of principal of any Restricted Investment constituting a loan or advance (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

                      (D) to the extent that any Unrestricted Subsidiary of the
                  Company is redesignated as a Restricted Subsidiary after the date of the Indenture, the lesser of (i) the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation or (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary (the amount determined at any time pursuant to items (b), (c) and (d) being referred to as the "INCREMENTAL FUNDS"); minus

                      (E) the aggregate amount of Restricted Payments previously made in reliance on Incremental Funds pursuant to this clause
                  (1) or clause (2) below; or

                  (2) if the Fixed Charge Coverage Ratio for the Company's four most recent fiscal quarters for which internal financial statements are available is less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries during the period commencing on the date such internal financial statements are available and ending on the date the next quarterly internal financial statements are available (such Restricted Payments for purposes of this clause (2) meaning only distributions on the Company's common stock and loans and advances to Williams and its Subsidiaries), is less than the sum, without duplication, of:

                      (A) $50.0 million less the aggregate amount of all
                  Restricted Payments made by the Company pursuant to this clause (2)(A) during the period ending on the last day immediately preceding the date on which such internal financial statements are available and beginning on the date of the Indenture; plus

                      (B) the aggregate amount of Incremental Funds at such time minus the aggregate amount of Restricted Payments previously made in reliance on such Incremental Funds pursuant to this clause (2) or clause (1) above.

         (b) Notwithstanding the foregoing, the preceding provisions will not prohibit:

                  (i) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the Indenture;

                  (ii) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of, the substantially concurrent (a) contribution (other than from a Subsidiary of the Company) to the equity capital of the Company or (b) sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (1) (B) of the preceding paragraph;

                  (iii) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

                  (iv) the payment of any distribution or dividend by a Restricted Subsidiary of the Company or to the holders of such Restricted Subsidiary's Equity Interests on a pro rata basis;

                  (v) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, dividends, distributions or advances to Williams Group Affiliates, at times and in amounts equal to amounts expended by Williams for the repurchase, redemption or acquisition or retirement for value of any Equity Interests of Williams held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2.0 million in any twelve-month period and provided further that if the amount so paid in any calendar year is less than $2.0 million, such shortfall may be used to so repurchase, redeem, acquire or retire Equity Interests in either of the next two calendar years in addition to the $2.0 million that may otherwise be paid in each such calendar year; and

                  (vi) prior to the Credit Agreement Refinancing Date, the ability (i) to pay, directly or indirectly, dividends or make any other distributions in respect of its capital stock or pay any Debt or other obligation owed to Williams or any of its Subsidiaries, or (ii) to make loans or advances to Williams or any of its Subsidiaries.

         (c) In computing the amount of Restricted Payments previously made for purposes of the immediately preceding paragraph, Restricted Payments made under clause (i) (but only if the declaration or such dividend or other distribution has not been counted in a prior period), clause (iv) (but only to the extent of amounts paid to Holders other than the Company or any of its Restricted Subsidiaries), clause (v) and clause (vi) of this paragraph shall be included, and Restricted Payments made under clauses (ii), (iii) and (iv) (except as noted above) shall be excluded.

         (d) The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined, in the case of amounts under $5.0 million, by an Officer of the Company and, in the case of amounts over $5.0 million, by the Board of Directors of the Company.

         SECTION 3.06. Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock.

         (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "INCUR") any Indebtedness (including Acquired
Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and any Guarantor may incur Indebtedness (including Acquired
Debt) or the Company may issue Disqualified Stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

         (b) Paragraph (a) of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "PERMITTED DEBT"):

                  (i) the incurrence by the Company and any Guarantor of additional Indebtedness and letters of credit under any Credit Facilities to which the Company is a party in an aggregate principal amount at any one time outstanding under this clause (i) (with letters of credit being deemed to have a principal amount equal to the undrawn face amount thereof) not to exceed $400 million;

                  (ii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

                  (iii) the incurrence by the Company of Indebtedness represented by the Notes issued and sold in this offering and any Subsidiary Guarantees issued pursuant to the Indenture;

                  (iv) the incurrence by the Company and any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $5 million at any time outstanding;

                  (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under paragraph (a) of this Section
         3.06 or clauses (ii), (iii), (iv) or (v) of this paragraph (b) of this
         Section 3.06;

                  (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

                      (A) if the Company or any Guarantor is the obligor on such
                  Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Subsidiary Guarantee, in the case of a Guarantor; and

                      (B) (i) any subsequent issuance or transfer of Equity
                  Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

                  (vii) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations;

                  (viii) the guarantee by any of the Guarantors of Indebtedness of the Company or any Guarantor of the Company that was permitted to be incurred by another provision of this Section 3.06;

                  (ix) Indebtedness in respect of bankers acceptances, letters of credit and performance or surety bonds issued for the account of the Company or any of its Restricted Subsidiaries in the ordinary course of business in amounts and for the purposes customary in the Company's industry, in each case only to the extent that such incurrence does not result in the incurrence of any obligation to repay any borrowed money; and

                  (x) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause
         (x), not to exceed $25 million.

         (c) If any Non-Recourse Debt of an Unrestricted Subsidiary shall at any time cease to constitute Non-Recourse Debt or such Unrestricted Subsidiary shall be redesignated a Restricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary.

         (d) For purposes of determining compliance with this Section:

                  (i) in the event that an item of proposed Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (x) of paragraph (b) of this Section 3.06, or is entitled to be incurred pursuant to paragraph (a) of this Section, the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such item of Indebtedness in any manner that complies with this Section;

                  (ii) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section, provided, in each such case, that the amount thereof is included in the computation of Fixed Charges of the Company as accrued; and

                  (iii) for the purposes of determining compliance with any dollar- denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred.

         SECTION 3.07. Limitation on Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness, Attributable Debt or trade payables (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien or, in the case of any obligation so secured that is expressly subordinated to the Notes or any Subsidiary Guarantee, as applicable, by a Lien prior to any Liens securing any and all obligations thereby secured for so long as any such obligations shall be so secured.

         SECTION 3.08. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (i) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

                  (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or

                  (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

         (b) Notwithstanding the foregoing, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

                  (i) agreements governing Existing Indebtedness and the Credit Agreement as in effect on the date of the Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive in any material respect, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the respective agreements on the date of the Indenture, as determined by the Board of Directors of the Company in their reasonable and good faith judgment;

                  (ii) the Indenture, the Notes and the Subsidiary Guarantees;

                  (iii) applicable law;

                  (iv) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

                  (v) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

                  (vi) Capital Lease Obligations, mortgage financings or purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (iii) of paragraph (a);

                  (vii) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

                  (viii) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive in any material respect, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

                  (ix) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 3.07 that limit the right of the debtor to dispose of the assets subject to such Liens;

                  (x) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements, provided that such restrictions apply only to the assets or property subject to such joint venture or similar agreement or to the assets or property being sold, as the case may be; and

                  (xi) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

         SECTION 3.09. Additional Interest. If, at any time and from time to time after the date of the Indenture but prior to the earlier of (1) the Credit Agreement Refinancing Date and (2) the Investment Grade Date, the Fixed Charge Coverage Ratio for the Company's four most recent fiscal quarters for which internal financial statements are available is less than 1.75 to 1.0, then, from
(A) the date of any such determination until (B) the earliest of (1) the next date (if any) on which the Fixed Charge Coverage Ratio for the Company's four most recent fiscal quarters then most recently ended for which internal financial statements are available is equal to or greater than 1.75 to 1.0, (2) the Credit Agreement Refinancing Date and (3) the Investment Grade Date, the interest rate otherwise applicable to the Notes will be increased by a rate of 1.00% per annum. The Company shall give prompt written notice to the Trustee of any such increase or decrease in the interest rate applicable to the Notes pursuant to this Section 3.09.

         SECTION 3.10. Guaranties by Restricted Subsidiaries. If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Restricted Subsidiary after the date of the Indenture, then that newly acquired or created Domestic Restricted Subsidiary will become a Guarantor and execute a Supplemental Indenture in the form of Exhibit B and deliver to the Trustee an Opinion of Counsel to the effect that the Supplemental Indenture has been duly authorized, executed and delivered by such Domestic Restricted Subsidiary and constitutes a valid and binding obligation of such Domestic Restricted Subsidiary, enforceable against such Domestic Restricted Subsidiary in accordance with its terms (subject to customary exceptions), all within 10 Business Days of the date on which it was acquired or created; provided, however, that the foregoing shall not apply to Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with the Indenture for so long as they continue to constitute Unrestricted Subsidiaries.

         SECTION 3.11. Repurchase of Notes upon a Change of Control. (a) Subject to paragraph (b) of this Section, not later than 30 days following a Change of Control, the Company will make a Change of Control Offer to purchase all outstanding Notes at a purchase price (the "CHANGE OF CONTROL PAYMENT") equal to 101% of the principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase; provided that the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

         (b) Prior to complying with any of the provisions of this Section, but in any event within 30 days following a Change of Control, if the Company or any of its Williams Group Affiliates is subject to any agreement evidencing Indebtedness (or commitments to extend Indebtedness) that prohibits prepayment or repurchase of the Notes pursuant to a Change of Control Offer, the Company will either repay, or cause its Williams Group Affiliates to repay, all such outstanding Indebtedness of the Company and its Williams Group Affiliates (and terminate all commitments to extend such Indebtedness), or obtain the requisite consents, if any, under all agreements governing such Indebtedness or commitments to permit the repurchase of Notes required by paragraph (a) of this Section. The Company shall first comply with this paragraph (b) before it shall be required to make a Change of Control Offer or to repurchase Notes pursuant to paragraph (a). The Company's failure to comply with paragraph (b) may (with notice and lapse of time) constitute an Event of Default under Section 5.01(a)(iv) but shall not constitute an Event of Default under Section 5.01(a)(iii).

         (c) The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         SECTION 3.12. Limitation on Asset Sales. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

                  (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

                  (ii) the fair market value is determined by (a) an executive officer of the Company if the value is less than $10 million or (b) the Company's Board of Directors if the value is $10 million or more, as evidenced by a resolution of such Board of Directors;

                  (iii) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

                      (A) any liabilities, as shown on the Company's or such
                  Restricted Subsidiary's most recent balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Subsidiary from further liability;

                      (B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by the Company or such Subsidiary into cash, to the extent of the cash received in that conversion; and

                      (C) property or assets received as consideration for such
                  Asset Sale that would otherwise constitute a permitted application of Net Proceeds (or other cash in such amount) under clauses (ii), (iii) or (iv) under paragraph (b) of this Section.

         (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply an amount of cash equal to the amount of such Net Proceeds at its option:

                  (i) to repay or prepay senior Indebtedness of the Company and/or the Guarantors under a Credit Facility;

                  (ii) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

                  (iii) to make a capital expenditure; or

                  (iv) to acquire other long-term assets that are used or useful in a Permitted Business.

         (c) Subject to paragraph (e) of this Section, to the extent that the Company does not apply an amount of cash equal to the amount of such Net Proceeds of any Asset Sale during such period as provided in paragraph (b) of this Section, the amount not so applied (excluding Net Proceeds of any Asset Sale of the Gray's Harbor lateral project and excluding Net Proceeds of any Asset Sale to the extent of the amount of acquisitions or capital expenditures described under clauses (ii), (iii) or (iv) under paragraph (b) of this Section made during the 365 days preceding the receipt of such Net Proceeds (other than any portion of such amount that was funded with Net Proceeds of any other Asset Sale or that has been allocated to exclude Net Proceeds of any other Asset Sales under this provision)) will constitute "EXCESS PROCEEDS." When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds (each such offer an "ASSET SALE OFFER"). The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

         (d) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 3.12 by virtue of such conflict.

         (e) Prior to making any Asset Sale Offer, but in any event within 30 days following the date on which such Asset Sale Offer would otherwise be required, if the Company or any of its Williams Group Affiliates is subject to any agreement evidencing Indebtedness (or commitments to extend Indebtedness) that prohibits prepayment or repurchase of the Notes pursuant to an Asset Sale Offer, the Company will either repay, or cause its Williams Group Affiliates to repay, all such outstanding Indebtedness of the Company and its Williams Group Affiliates (and terminate all commitments to extend such Indebtedness), or obtain the requisite consents, if any, under all agreements governing such Indebtedness or commitments to permit the repurchase of Notes required by this Section 3.12. The Company shall first comply with this paragraph (e) before it shall be required to make an Asset Sale Offer or to repurchase Notes pursuant to this Section. The Company's failure to comply with the covenant described in this paragraph may (with notice and lapse of time) constitute an Event of Default under 5.01(a)(iv) but shall not constitute an Event of Default under Section 5.01(a)(iii).

         SECTION 3.13. Limitation on Transactions with Affiliates. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "AFFILIATE TRANSACTION"), unless:

                  (i) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

                  (ii) the Company delivers to the Trustee:

                      (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this Section 3.13 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

                      (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25 million, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

         (b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

                  (i) any employment agreement on customary terms entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary;

                  (ii) transactions between or among the Company and/or its Restricted Subsidiaries;

                  (iii) transactions with a Person that is an Affiliate of the Company solely because the Company owns an Equity Interest in, or controls, such Person;

                  (iv) payment of reasonable directors fees and provision to directors, officers and employees of customary indemnities and customary benefits pursuant to employee benefit plans and similar arrangements;

                  (v) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

                  (vi) (A) corporate sharing agreements with the Company's Williams Group Affiliates and their subsidiaries with respect to tax sharing and general overhead and other administrative matters and (B) any other intercompany arrangements disclosed or described in the Company's report on Form 10-K for the fiscal year ended December 31, 2001 (including the exhibits thereto) or the Offering Memorandum, all as in effect on the date of the Indenture, and any amendment or replacement of any of the foregoing so long as such amendment or replacement agreement is not less advantageous to the Company in any material respect than the agreement so amended or replaced, as such agreement was in effect on the date of the Indenture;

                  (vii) transactions entered into as part of a Permitted Receivables Financing; and

                  (viii) Restricted Payments that are permitted by the provisions of Section 3.05.

         SECTION 3.14. Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; provided that in no event will the businesses operated by the Company on the date of this Indenture be transferred to or held by an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 3.05(a) or Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

         SECTION 3.15. Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that the Company or any Guarantor may enter into a Sale and Leaseback Transaction if:

                  (i) the Company or that Guarantor, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction under the Fixed Charge Coverage Ratio test in Section 3.06(a);

                  (ii) immediately after giving effect to such Sale and Leaseback Transaction, the aggregate outstanding Attributable Debt with respect to all Sale and Leaseback Transactions by the Company and the Guarantors does not exceed 10% of the Consolidated Net Tangible Assets of the Company; and

                  (iii) the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of that Sale and Leaseback Transaction;

provided, however, that the foregoing clauses (i) and (ii) shall no longer be applicable after any Investment Grade Date.

         SECTION 3.16. Business Activities. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

         SECTION 3.17. Payments for Consent. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame

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set forth in the solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 4

                         CONSOLIDATION, MERGER AND SALE

         SECTION 4.01. Limitation on Mergers and Consolidations. (a) The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving Person); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person unless:

                  (i) either: (a) the Company is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

                  (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made expressly assumes by Supplemental Indenture all the obligations of the Company under the Notes, this Indenture and any Registration Rights Agreement and delivers to the Trustee an Opinion of Counsel to the effect that the Supplemental Indenture has been duly authorized, executed and delivered by such Person and constitutes a valid and binding obligation of such Person, enforceable against such Person in accordance with its terms (subject to customary exceptions);

                  (iii) immediately after such transaction no Default or Event of Default exists; and

                  (iv) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 3.06(a); provided, however, that

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         this clause (iv) shall no longer be applicable from and after any
         Investment Grade Date.

         (b) In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. Clause (iv) under paragraph (a) of this Section will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries. Without limitation of the foregoing, in no event shall the Company, directly or indirectly, (1) consolidate or merge with or into Williams or any of the Williams Group Affiliates (whether or not the Company is the surviving Person) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to Williams or any of the Williams Group Affiliates (other than mergers or transactions otherwise permitted by this Section 4.01 with (a) Williams Group Affiliates engaged in no businesses other than being principally engaged in owning and operating regulated interstate natural gas pipeline systems and any businesses incidental and reasonably related thereto, including facilities for mainline transmission and gas storage ("PIPELINE BUSINESS") or (b) a holding company of the Company engaged in no businesses other than Pipeline Business and having no Subsidiaries other than Subsidiaries engaged in no businesses other than Pipeline Business, and in the case of (a) or (b), only if at the time of such merger or transaction, the Company and such Williams Group Affiliate or holding company each have an Investment Grade Rating from Moody's and S&P and the surviving Person will have an Investment Grade Rating from Moody's and S&P).

         SECTION 4.02. Successors Substituted. In case of any such consolidation, merger, sale, lease or conveyance, and following such an assumption by the successor Person, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein. Such successor Person may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person, instead of the Company, and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes which such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Notes had been issued at the date of the execution hereof.

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         In case of any such consolidation, merger, sale, lease or conveyance such changes in phrasing and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate. In the event of any such sale or conveyance (other than a conveyance by way of lease) the Company or any successor Person which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under the Indenture, and the Notes and may be liquidated and dissolved.

         SECTION 4.03.  Consolidation, Merger or Sale of Assets by a Guarantor.
(a) No Guarantor may:

                  (i) consolidate with or merge with or into any Person, or

                  (ii) sell, convey, transfer or dispose of, all or substantially all its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person, or

                  (iii) permit any Person to merge with or into the Guarantor unless

                      (A) immediately after giving effect to the transaction, no
                  Default or Event of Default exists; and

                      (B) either:

         (b) (i) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of that Guarantor under the Indenture, its Subsidiary Guarantee and any Registration Rights Agreement pursuant to a Supplemental Indenture satisfactory to the Trustee; or

                  (ii) in connection with any sale or other disposition of all or substantially all of the assets of the Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the sale or other disposition complies with Section 3.12.

                                   ARTICLE 5

                             DEFAULTS AND REMEDIES

         SECTION 5.01. Events of Default. (a) Each of the following is an Event of Default:

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                  (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes;

                  (ii) default in payment when due of the principal of, or premium, if any, on the Notes;

                  (iii) failure by the Company to purchase Notes tendered pursuant to an offer described under Sections 3.11 and 3.12 in accordance with the terms thereof, or failure of the Company or any Guarantor to comply with the provisions of Article IV;

                  (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice, from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes, to comply with any of the other agreements in the Indenture;

                  (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

                      (A) is caused by a failure of the Company or any
                  Subsidiary of the Company to pay principal of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "PAYMENT DEFAULT"); or

                      (B) results in the acceleration of such Indebtedness prior to its express maturity,

         and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15 million or more;

                  (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $15 million, which judgments are not paid, discharged or stayed for a period of 60 days;

                  (vii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any

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

         Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

                  (viii) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any of its Restricted Subsidiaries in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any of its Restricted Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Restricted Subsidiaries under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its Restricted Subsidiaries or of any substantial part of the property of the Company or any of its Restricted Subsidiaries, or ordering the winding up or liquidation of the affairs of the Company or any of its Restricted Subsidiaries, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

                  (ix) the commencement by the Company or any of its Restricted Subsidiaries of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any of its Restricted Subsidiaries in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any of its Restricted Subsidiaries or of any substantial part of the property of the Company or any of its Restricted Subsidiaries, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any of its Restricted Subsidiaries in furtherance of any such action.

         (b) The Trustee shall not be deemed to know of a Default or Event of Default unless a Responsible Officer at the Corporate Trust Office of the Trustee has actual knowledge of such Default or Event of Default or the Trustee receives written notice at the Corporate Trust Office of the Trustee of such Default or

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Event of Default with specific reference to such Default or Event of Default and the Notes and this Indenture.

         (c) When a Default is cured, or when an Event of Default is deemed cured pursuant to Section 5.04, such Default, or Event of Default, as the case may be, ceases.

         SECTION 5.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (viii) or (ix) of Section 5.01(a) hereof with respect to the Company, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Company and the Trustee, may declare the principal of and premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on all then outstanding Notes to be due and payable immediately. Upon any such declaration the amounts due and payable on the Notes, as determined in accordance with the next succeeding paragraph, shall be due and payable immediately. If an Event of Default specified in clause (viii) or (ix) of
Section 5.01(a) with respect to the Company, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, occurs, the principal of and premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on all Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder.

         At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

                  (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and

                  (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

         No such rescission shall affect any subsequent Default or impair any right consequent thereon.

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

         If the maturity of the Notes is accelerated pursuant to this Section 5.02, 100% of the principal amount thereof shall become due and payable plus premium, if any, and accrued interest and Liquidated Damages, if any, to the date of payment.

         In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium (including, in the case of any such Event of Default prior to March 1, 2007, payment of the Make-Whole Price) that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium (or, in the case of any such Event of Default prior to March 1, 2007, the relevant Make-Whole Amount that would apply at such time if the Notes were optionally redeemed at the Make-Whole Price) will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

         SECTION 5.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or premium, if any, Liquidated Damages, if any, or interest on the Notes or to enforce the performance of any provision of the Notes, the Indenture or any Registration Rights Agreement.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

         SECTION 5.04. Waiver of Existing Defaults. Subject to Sections 5.07 and 8.02 hereof, the Holders of a majority in aggregate principal amount of the outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences (including waivers obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes or a solicitation of consents in respect of the Notes), except (1) a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the Notes or (2) a continuing Default in respect of a provision that under Section 8.02 hereof cannot be amended without the consent of each Holder affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

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

         SECTION 5.05. Control by Majority. The Holders of a majority in principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it hereunder. However, the Trustee may refuse to follow any direction that conflicts with applicable law or the Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

         SECTION 5.06. Limitations on Suits. Subject to Section 5.07 hereof, a Holder may pursue a remedy with respect to the Indenture or the Notes only if:

                  (i) such Holder gives to the Trustee written notice of a continuing Event of Default;

                  (ii) the Holders of at least 25% in principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

                  (iii) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (v) during such 60-day period the Holders of a majority in principal amount of the Notes do not give the Trustee a direction inconsistent with the request.

         A Holder may not use the Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

         SECTION 5.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of the Indenture, the right of any Holder of a Note to receive payment of principal of, and premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

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

         SECTION 5.08. Collection Suit by Trustee. If an Event of Default specified in clause (i) or (ii) of Section 5.01 hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the amount of principal and premium, if any, and interest (and Liquidated Damages, if any) remaining unpaid on the Notes, and interest on overdue principal, premium, if any, and Liquidated Damages, if any and, to the extent lawful, interest on overdue interest (and Liquidated Damages, if any), and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         SECTION 5.09. Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents and to take such actions, including participating as a member, voting or otherwise, of any committee of creditors, as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or its creditors or properties and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 6.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 5.10. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         First: to the Trustee (including any Predecessor Trustee) for amounts due under Section 6.07 hereof;

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

         Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, Liquidated Damages, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, Liquidated Damages, if any, and interest, respectively; and

         Third: to the Company.

         The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Article.

         SECTION 5.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as a trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.07 hereof, or a suit by a Holder or Holders of more than 10% in principal amount of the Notes then outstanding.

                                   ARTICLE 6

                                    TRUSTEE

         SECTION 6.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in such exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of an Event of Default:

                  (i) the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations shall be read into the Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Indenture. However, with respect to certificates or opinions specifically required by

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

         any provision hereof to be furnished to it, the Trustee shall examine such certificates and opinions to determine whether or not, on their face, they appear to conform substantially to the requirements of the Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraphs (b) or (e) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of the Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), (c) and (e) of this Section.

         (e) No provision of the Indenture shall require the Trustee to expend or risk its own funds or incur any liability.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. All money received by the Trustee shall, until applied as herein provided, be held in trust for the payment of the principal of, and premium if any, and interest on the Notes.

         SECTION 6.02. Rights of Trustee. (a) The Trustee may rely conclusively and shall be fully protected in acting or refraining from acting on any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

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

         (c) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by the Indenture.

         (e) Unless otherwise specifically provided in the Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (f) The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under the Indenture.

         (g) The Trustee's immunities and protections from liability and its right to indemnification in connection with the performance of its duties under the Indenture shall extend and be enforceable by the Trustee in each of its capacities hereunder and shall extend to the Trustee's officers, directors, agents, attorneys and employees. Such immunities and protections and right to indemnity, together with the Trustee's right to compensation, shall survive the Trustee's resignation or removal, the discharge of the Indenture and final payment of the Notes.

         (h) The permissive right of the Trustee to take the actions permitted by the Indenture shall not be construed as an obligation or duty to do so.

         (i) Except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility for any information in any offering memorandum or other disclosure material distributed with respect to the Notes, and the Trustee shall have no responsibility for compliance with any state or federal securities laws in connection with the Notes.

         (j) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to the Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

         (k) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders pursuant to the Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs,

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expenses and liabilities which might be incurred by it in compliance with such request or direction.

         (l) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

         SECTION 6.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 6.10 and 6.11 hereof.

         SECTION 6.04. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of the Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Notes other than its certificate of authentication.

         SECTION 6.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, or premium, if any, Liquidated Damages, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

         SECTION 6.06. Reports by Trustee to Holders. On or before May 15 of each year, beginning with May 15, 2004, the Trustee shall mail to Holders a brief report dated as of a date convenient to the Trustee no more than 60 nor less than 45 days prior thereto, that complies with TIA Section 313(a); provided, however, that if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted. The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Sections 313(c) and 313(d).

         A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each securities exchange, if any, on which the Notes are listed. The Company shall notify the Trustee if and when the Notes are listed on any stock exchange or delisted therefrom.

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         SECTION 6.07.  Compensation and Indemnity. The Company agrees to pay to the Trustee from time to time such compensation as agreed to by the Company and the Trustee, for its acceptance of the Indenture and its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company agrees to reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company agrees to fully indemnify the Trustee or any predecessor Trustee and their agents for and to hold them harmless against any and all loss, liability damage, claims, or expense (including taxes, other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under the Indenture, including the costs and expenses of defending itself against any claim (whether asserted aby the Company, any Holder or any other Person), except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The Company shall not be obligated to reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence or willful misconduct.

         To secure the payment obligations of the Company in this Section 6.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, and premium, if any, and interest and Liquidated Damages, if any, on particular Notes. Such lien shall survive the satisfaction and discharge of the Indenture, the resignation or removal of the Trustee and the termination of this Indenture for any reason.

         Without prejudice to its rights hereunder, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(a)(viii) or (ix) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         SECTION 6.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 6.08.

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         The Trustee may resign and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

                  (i) the Trustee fails to comply with Section 6.10 hereof;

                  (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (iii) a Custodian or public officer takes charge of the Trustee or its property; or

                  (iv) the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes then outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Notes then outstanding may petition (at the expense of the Company) any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 6.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under the Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section
6.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section
6.08 hereof, the obligations of the Company under Section 6.07 hereof shall continue for the benefit of the retiring Trustee.

         SECTION 6.09.  Successor Trustee by Merger, Etc. Subject to Section
6.10 hereof, if the Trustee consolidates, merges or converts into, or transfers all or

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substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee.

         In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in the Indenture provided that the certificate of the Trustee shall have.

         SECTION 6.10. Eligibility; Disqualification. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia and authorized under such laws to exercise corporate trust power, shall be subject to supervision or examination by Federal or State (or the District of Columbia) authority and shall have, or be a Subsidiary of a bank or bank holding company having, a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee is subject to and shall comply with the provisions of TIA Section 310(b) during the period of time required by the Indenture. For purposes of Section 301(b)(1) of the TIA and to the extent permitted thereby, the Trustee shall not be deemed to have a conflicting interest arising from its capacity as trustee in respect of any series of securities issued under the Indentures dated as of August 1, 1992, November 30, 1995 and December 8, 1997, each by and between the Company and JPMorgan Chase Bank (or its predecessor), as trustee, and any other indentures of the Company pursuant to which JPMorgan Chase Bank acts as trustee. Nothing in the Indenture shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

         SECTION 6.11. Preferential Collection of Claims Against Company. The Trustee is subject to and shall comply with the provisions of TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

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                                   ARTICLE 7

                            DEFEASANCE AND DISCHARGE

         SECTION 7.01. Discharge of Company's Obligations. (a) Subject to paragraph (b), the Company's obligations under the Notes and the Indenture, and each Guarantor's obligations under its Subsidiary Guarantee, will terminate if:

         (i) either

                  (A) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

                  (B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and noncallable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

                  (ii) the Company or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

                  (iii) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at the Maturity Date or the Redemption Date, as the case may; and

                  (iv) the Company has delivered to the Trustee an Officers' Certificate stating that all conditions precedent to satisfaction and discharge of the Indenture have been complied with, together with an Opinion of Counsel to the same effect.

         (b) After satisfying the conditions in clauses (a)(i)(A),(ii),(iii) and
(iv), only the Company's obligations under Section 6.07 will survive. After satisfying the conditions in clauses (a)(i)(B), (ii), (iii) and (iv), only the Company's

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obligations in Article II and Sections 3.01, 3.02, 6.07, 6.08, 7.05 and 7.06
will survive. In either case, the Trustee upon request will acknowledge in writing the discharge of the Company's obligations under the Notes and the Indenture other than the surviving obligations.

         SECTION 7.02. Legal Defeasance. (a) After the 91st day following the deposit referred to in clause (i), the Company will be deemed to have paid and will be discharged from its obligations in respect of the Notes and the Indenture, other than its obligations in Article II and Sections 3.01, 3.02, 6.07, 6.08, 7.05 and 7.06, and each Guarantor's obligations under its Subsidiary Guarantee will terminate ("LEGAL DEFEASANCE"), provided the following conditions have been satisfied:

                  (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non- callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding Notes on the Stated Maturity or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to Maturity Date or to a particular Redemption Date;

                  (ii) the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (iii) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

                  (iv) such Legal Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

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                  (v) the Company must deliver to the Trustee an Officers'
         Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

                  (vi) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance have been complied with.

         Prior to the end of the 91-day period, none of the Company's obligations under the Indenture will be discharged. Thereafter, the Trustee upon request will acknowledge in writing the discharge of the Company's obligations under the Notes and the Indenture except for the surviving obligations specified above.

         SECTION 7.03. Covenant Defeasance. (a) After the 91st day following the deposit referred to in clause (i), the Company's obligations set forth in Sections 3.03 through 3.17, inclusive and clause (iv) of Section 4.01(a), and each Guarantor's obligations under its Subsidiary Guarantee, will terminate, and clauses (iii), (iv), (v), (vi) and (vii) of Section 5.01(a) will no longer constitute Events of Default ("COVENANT DEFEASANCE"), provided the following conditions have been satisfied:

                  (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non- callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding Notes on the Stated Maturity or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to Maturity Date or to a particular Redemption Date;

                  (ii) the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (iii) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

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                  (iv) such Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (v) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

                  (vi) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance have been complied with.

         Except as specifically stated above, none of the Company's obligations under the Indenture will be discharged.

         SECTION 7.04. Covenant Termination. From and after the first date after the date of the Indenture on which the Notes have an Investment Grade Rating from both Rating Agencies and no Default or Event of Default has occurred and is continuing under the Indenture (the "INVESTMENT GRADE DATE"), the Company and its Restricted Subsidiaries will no longer be subject to Sections 3.05, 3.06, 3.08, 3.09, 3.12, 3.13 and 3.16 of the Indenture.

         SECTION 7.05. Application of Trust Money. The Trustee or a trustee satisfactory to the Trustee and the Company shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 7.01, 7.02 and 7.03 hereof. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with the Indenture to the payment of principal of, premium, if any, Liquidated Damages, if any, and interest on the Notes.

         SECTION 7.06. Repayment to Company. The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time.

         Subject to the requirements of any applicable abandoned property laws, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium, if any, Liquidated Damages, if any, or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have either caused notice of such payment to be mailed to each

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Holder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and the Paying Agent with respect to such money shall cease.

         In the absence of a written request from the Company to return unclaimed funds to the Company, the Trustee shall from time to time deliver all unclaimed funds to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with customary practices and procedures of the Trustee. Any unclaimed funds held by the Trustee pursuant to this Section 7.06 shall be held uninvested and without any liability for interest.

         SECTION 7.07. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money or U. S. Government Obligations in accordance with
Section 7.01, 7.02 or 7.03 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01, 7.02 or 7.03 hereof until such time as the Trustee or the Paying Agent is permitted to apply all such money or U. S. Government Obligations in accordance with Section 7.01, 7.02 or 7.03 hereof; provided, however, that if the Company has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or the Paying Agent.

                                    ARTICLE 8

                                   AMENDMENTS

         SECTION 8.01. Without Consent of Holders. The Company, the Guarantors and the Trustee may amend or supplement the Indenture or any of the Notes or waive any provision hereof or thereof without the consent of any Holder:

                  (i) to cure any ambiguity, omission, defect or inconsistency;

                  (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

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                  (iii) to provide for the assumption of the Company's
         obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets;

                  (iv) to provide for any Guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by the Indenture;

                  (v) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; or to provide for the acceptance of appointment hereunder of a successor Trustee in compliance with the provisions hereof;

                  (vi) to comply with requirements of the Commission under the Securities Act or the Exchange Act or in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

         Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such Supplemental Indenture, and upon receipt by the Trustee of the documents described in and subject to the other terms of Section 8.06 hereof, the Trustee shall join with the Company in the execution of any Supplemental Indenture authorized or permitted by the terms of the Indenture and make any further appropriate agreements and stipulations that may be therein contained. After an amendment, supplement or waiver under this Section 8.01 becomes effective, the Company shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Indenture.

         SECTION 8.02.  With Consent of Holders.

         Except as provided below in this Section 8.02, the Company and the Trustee may amend or supplement the Indenture or the Notes with the written consent (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes or a solicitation of consents in respect of the Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding.

         Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such Supplemental Indenture, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the

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documents described in Section 8.06 hereof, the Trustee shall join with the
Company in the execution of such Supplemental Indenture.

         It shall not be necessary for the consent of the Holders under this
Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         The Holders of a majority in principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of the Indenture or the Notes (including waivers obtained in connection with a purchase of, tender offer or exchange offer for, the Notes or a solicitation of consents in respect of the Notes).

         Without the consent of each Holder affected, an amendment, supplement or waiver under this Section may not:

                  (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions (including without limitation the amount of any premium or the price therefor) with respect to the redemption of the Notes (other than provisions relating to Sections
         3.11 and 3.12);

                  (iii) reduce the rate of or change the time for payment of interest or Liquidated Damages on any Note;

                  (iv) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

                  (v) make any Note payable in money other than that stated in the Notes;

                  (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the Notes;

                  (vii) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.11 or 3.12);

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                  (viii) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture, except in accordance with the terms of the Indenture; or

                  (ix) make any change in the preceding amendment and waiver provisions.

         The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of the Notes with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of the Indenture.

         SECTION 8.03. Compliance with Trust Indenture Act. Every amendment to the Indenture or the Notes shall comply in form and substance with the TIA as then in effect.

         SECTION 8.04. Revocation and Effect of Consents. A consent to an amendment (which includes a supplement) or waiver by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his or her Note or portion of a Note if the Trustee receives written notice of revocation at any time prior to (but not after) the date the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver or to take any other action under the Indenture. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of the Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

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         After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it is of the type described in any of clauses (i) through (ix) of Section 8.02 hereof. In such case, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder's Note.

         SECTION 8.05. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

         SECTION 8.06. Trustee to Sign Amendments, Etc. The Trustee shall sign any amendment, waiver or Supplemental Indenture authorized pursuant to this
Article if the amendment, waiver or Supplemental Indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, waiver or Supplemental Indenture, the Trustee shall receive, and subject to Section 6.01 hereof, shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate, as conclusive evidence that such amendment, waiver or Supplemental Indenture is authorized or permitted by the Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

                                    ARTICLE 9

                                   REDEMPTION

         SECTION 9.01. Notices to Trustee. If the Company elects to redeem Notes pursuant to the redemption provisions of Section 9.07, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a Redemption Date (unless the Trustee consents in writing to a shorter period of at least 30 days prior to the Redemption Date), an Officers' Certificate setting forth the Redemption Date, the principal amount of such Notes to be redeemed and the Redemption Price.

         SECTION 9.02. Selection of Notes to Be Redeemed. (a) If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

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

                  (i) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

                  (ii) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate.

         The particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 days nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

         The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of them selected shall be in amounts of $1,000 or whole multiples of $1,000. Except as provided in the preceding sentence, provisions of the Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

         SECTION 9.03. Notices to Holders. (a) At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail in conformity with
Section 11.02 a notice of redemption to each Holder whose Notes are to be redeemed, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notices of redemption may not be conditional.

         The Notice shall identify the Notes to be redeemed (including CUSIP numbers, if any) and shall state:

                  (i)   the Redemption Date;

                  (ii)  the Redemption Price;

                  (iii) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

                  (iv)  the name and address of the Paying Agent;

                  (v) that Notes called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

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

                  (vi) that unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes; and

                  (vii) the aggregate principal amount of Notes being redeemed.

         If any of the Notes to be redeemed is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions.

         (b) At the Company's request, the Trustee shall give the notice required in Section 9.03(a) in the Company's name; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date (unless the Trustee consents in writing to a shorter period at least 30 days prior to the Redemption Date), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 9.03(a).

         SECTION 9.04. Effect of Notices of Redemption. Once notice of redemption is mailed pursuant to Section 9.03, Notes called for redemption become due and payable on the Redemption Date at the Redemption Price. Upon surrender to the Paying Agent, such Notes shall be paid out at the Redemption Price.

         SECTION 9.05. Deposit of Redemption Price. At or prior to 11:00 am New York City time on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the Redemption Price of all Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose less the expenses of the Trustee as provided herein.

         If the Company complies with the preceding paragraph, interest on the Notes or portions thereof to be redeemed (whether or not such Notes are presented for payment) will cease to accrue on the applicable Redemption Date. If any Note called for redemption shall not be so paid upon surrender because of the failure of the Company to comply with the preceding paragraph, then interest will be paid on the unpaid principal and premium, if any, from the Redemption Date until such principal and premium are paid and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 3.01.

         SECTION 9.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder, at the expense of the Company, a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

         SECTION 9.07. Optional Redemption. (a) At any time and from time to time prior to March 1, 2007, the Company may, at its option, redeem all or a portion of the Notes at the Make-Whole Price plus accrued and unpaid interest to the redemption date.

         (b) At any time and from time to time on or after March 1, 2007, the Company may, at its option, redeem the Notes, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest to the redemption date.

TWELVE-MONTH PERIOD
COMMENCING
MARCH 1 IN YEAR              PERCENTAGE
-------------------          -----------
2007                          104.063%
2008                          102.031%
2009 and thereafter           100.000%

         Any redemption pursuant to this Section 9.07 shall be made, to the extent applicable, pursuant to the provisions of Sections 9.01 through 9.06.

         SECTION 9.08. Redemption with Proceeds of Public Equity Offering. (a) At any time and from time to time prior to March 1, 2006, the Company may, at its option, redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds received by the Company from any Public Equity Offering (excluding any net cash proceeds received from Williams or any of its Affiliates) at a redemption price equal to 108.125% of the principal amount plus accrued and unpaid interest and liquidated damages, if any, to the redemption date, provided that

                  (i) in each case the redemption takes place not later than 90 days after the closing of the related Public Equity Offering, and

                  (ii) at least 65% of the aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries).

         Any redemption pursuant to this Section 9.07 shall be made, to the extent applicable, pursuant to the provisions of Sections 9.01 through 9.06.

         SECTION 9.09. Change of Control Offer. (a) A "CHANGE OF CONTROL OFFER" means an offer by the Company to purchase Notes as required by Section 3.11. A Change of Control Offer must be made by written offer (the "OFFER") sent to the Holders. The Company will notify the Trustee at least three Business Days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of its obligation to make a Change of Control Offer, and the offer will be sent by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

         (b) The offer must include or state the following as to the terms of the Change of Control Offer:

                  (i) the provision of the Indenture pursuant to which the Change of Control Offer is being made;

                  (ii) the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Change of Control Offer (the "PURCHASE AMOUNT");

                  (iii) the purchase price, including the portion thereof representing accrued interest;

                  (iv) a payment date (the "CHANGE OF CONTROL PAYMENT DATE") not less than 30 days or more than 60 days after the date of the offer;

                  (v) a description of the transaction or transactions constituting the Change of Control;

                  (vi) a Holder may tender all or any portion of its Notes, subject to the requirement that any portion of a Note tendered must be in a multiple of $1,000 principal amount;

                  (vii) the place or places where Notes are to be surrendered for tender pursuant to the Change of Control Offer;

                  (viii) each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the Change of Control Payment Date (such Note being, if the Company or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

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

                  (ix) interest on any Note not tendered will continue to accrue;

                  (x) on the Change of Control Payment Date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the Change of Control Payment Date;

                  (xi) Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Company or the Trustee not later than the close of business on the Change of Control Payment Date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;

                  (xii) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Change of Control Offer, the Company will purchase all such Notes;

                  (xiii) if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued; and

                  (xiv) if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.

         (c) Prior to the Change of Control Payment Date, the Company will accept tendered Notes for purchase as required by the Change of Control Offer and deliver to the Trustee all Notes so accepted together with an Officers' Certificate specifying which Notes have been accepted for purchase. On the Change of Control Payment Date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the Change of Control Payment Date. The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part, provided that each new Note will be in a principal amount of $1,000 or an integral multiple of $1,000.

         (d) On the Change of Control Payment Date, the Company will, to the extent lawful:

                  (i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

                  (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

                  (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

         (e) The Company will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Change of Control Offer, and the above procedures will be deemed modified as necessary to permit such compliance.

                                   ARTICLE 10

                                   GUARANTIES

         SECTION 10.01. The Guaranties. Subject to the provisions of this Article, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, on an unsecured basis, the full and punctual payment (whether at Stated Maturity, upon redemption, purchase pursuant to an Change of Control Offer or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Company under the Indenture. Upon failure by the Company to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Indenture.

         SECTION 10.02. Guarantee Unconditional. The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by

                  (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under the Indenture or any Note, by operation of law or otherwise;

                  (ii) any modification or amendment of or supplement to the Indenture or any Note;

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

                  (iii) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in the Indenture or any Note;

                  (iv) the existence of any claim, set off or other rights which the Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with the Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

                  (v) any invalidity or unenforceability relating to or against the Company for any reason of the Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company under the Indenture; or

                  (vi) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor's obligations hereunder.

         SECTION 10.03 Discharge; Reinstatement. Each Guarantor's obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Company under the Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Company under the Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor's obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

         SECTION 10.04. Waiver by the Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

         SECTION 10.05. Subrogation and Contribution. Upon making any payment with respect to any obligation of the Company under this Article, the Guarantor making such payment will be subrogated to the rights of the payee against the Company with respect to such obligation, provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Company hereunder or under the Notes remains unpaid.

         SECTION 10.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under the Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of the Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

         SECTION 10.07. Limitation on Amount of Guarantee. Notwithstanding anything to the contrary in this Article, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Subsidiary Guarantee are limited to the maximum amount that would not render the Guarantor's obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

         SECTION 10.08. Execution and Delivery of Guarantee. The execution by each Guarantor of the Indenture (or a Supplemental Indenture in the form of Exhibit B) evidences the Subsidiary Guarantee of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Subsidiary Guarantee set forth in the Indenture on behalf of each Guarantor.

         SECTION 10.09. Release of Guarantee. The Subsidiary Guarantee of a Guarantor will terminate upon

                  (i) any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the sale or other disposition complies with Section 3.12; or

                  (ii) the sale or other disposition of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the sale or other disposition complies with Section 3.12; or

                  (iii) the Company designating any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture; or

                  (iv) defeasance or discharge of the Notes, as provided in Article

         VII.

         Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under its Subsidiary Guarantee.

                                   ARTICLE 11

                                 MISCELLANEOUS

         SECTION 11.01. Trust Indenture Act Controls. If any provision of the Indenture limits, qualifies or conflicts with another provision which is required to be included in the Indenture by the TIA, the required provision shall control. If the Indenture excludes any provision of the TIA that is required to be included, such provision shall be deemed included herein.

         SECTION 11.02. Notices. Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

If to the Company:

Northwest Pipeline Corporation
295 Chipeta Way
Salt Lake City, Utah 84108
Telecopier No.: (801) 584-7862
Attention: Legal Department

If to the Trustee:

JPMorgan Chase Bank
Institutional Trust Services
4 New York Plaza-15th Floor
New York, New York 10004
Telecopier No.: (212) 623-6167
Attention: Joanne Adamis

         Each of the Company and the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed by registered or certified mail; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Notwithstanding the foregoing, notices to the Trustee shall be effective only upon receipt.

         Any notice or communication to a Holder shall be mailed by first-class mail, postage prepaid, to the Holder's address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

         All notices or communications, including without limitation notices to the Trustee or the Company by Holders, shall be in writing, except as set forth below, and in the English language.

         In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice required by the Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

         SECTION 11.3. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under the Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         SECTION 11.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under the Indenture, the Company shall furnish to the Trustee:

                  (i) an Officers' Certificate (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in the Indenture relating to the proposed action have been complied with; and

                  (ii) an Opinion of Counsel (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

         Notwithstanding the foregoing, no such Opinion of Counsel shall be required in connection with the issuance of the Series A Notes pursuant to the Original Offering.

         SECTION 11.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture shall include:

                  (i) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (iii) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

         SECTION 11.6. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or the Paying Agent may make reasonable rules and set reasonable requirements for its functions.

         SECTION 11.7. Legal Holidays. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         SECTION 11.8. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

         SECTION 11.9. Governing Law. This Indenture and the Notes shall be governed by and constructed in accordance with the laws of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute).

         SECTION 11.10. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, or any other Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret the Indenture.

         SECTION 11.11. Successors. All agreements of the Company in the Indenture and the Notes shall bind its successors. All agreements of the Trustee in the Indenture shall bind its successors.

         SECTION 11.12. Severability. In case any provision in the Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 11.13. Counterpart Originals. The parties may sign any number of copies of the Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         SECTION 11.14. Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the day and year first above written.

                                            Company:

                                            NORTHWEST PIPELINE
                                               CORPORATION

                                            By: __________________________
                                                Name:
                                                Title:

                                            Trustee:

                                            JPMORGAN CHASE BANK

                                            By: __________________________
                                                Name:
                                                Title:

                                                                       EXHIBIT A

                               [FACE OF SECURITY]

                              [Global Notes Legend]

         [UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. THE DEPOSITORY TRUST COMPANY SHALL ACT AS THE DEPOSITARY UNTIL A SUCCESSOR SHALL BE APPOINTED BY THE COMPANY AND THE REGISTRAR. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

                       [Transfer Restricted Notes Legend]

         THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE U.S., (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE U.S. WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THIS TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "U.S." AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                         NORTHWEST PIPELINE CORPORATION

                    8 1/8% Series [A/Exchange] Note due 2010

                                                              CUSIP [__________]
No. ___                                                             $___________

---------------------------

* This paragraph should be included only if the Note is a Global Note.

         Northwest Pipeline Corporation, a Delaware corporation (the "Company"), for value received promises to pay to ___________________________ or registered assigns, the principal sum of _________ United States Dollars [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Notes on the other side of this Note]* on March 1, 2010.

         Interest Payment Dates:   March 1 and September 1

         Record Dates:             February 15 and August 15

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

---------------------------

* This paragraph should be included only if the Note is a Global Note.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dated: March 4, 2003
                                            NORTHWEST PIPELINE CORPORATION

                                            By: __________________________
                                                Name:
                                                Title:

Certificate of Authentication:

JPMORGAN CHASE BANK,
as Trustee, certifies that this is one of the Notes referred to in the within-mentioned
     Indenture.

By: __________________________
    Authorized Signatory

                              [REVERSE OF SECURITY]

                         NORTHWEST PIPELINE CORPORATION

                 8 1/8% Series [A/Exchange] Senior Note due 2010

         This Note is one of a duly authorized issue of 8 1/8% Series [A/Exchange] Senior Notes due 2010 (the "Notes") of Northwest Pipeline Corporation, a Delaware corporation (the "Company").

         1. Interest. The Company promises to pay interest on the principal amount of this Note at 8 1/8% per annum from March 4, 2003 until maturity. The Company will pay interest semiannually on March 1 and September 1 of each year (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day, to the holder of record at the close of business on February 15 or August 15 immediately preceding such Interest Payment Date. Interest on the Notes will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from March 4, 2003; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be September 1, 2003. Further, the Company shall pay interest on overdue principal and premium, if any, from time to time on demand at a rate equal to the interest rate then in effect; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         [The Holder of this Note is entitled to the benefits of a registration rights agreement, dated as of March 4, 2003, between the Company and the Initial Purchasers named therein (the "Registration Rights Agreement"). In the event that a Registration Default (as defined in the Registration Rights Agreement) occurs, liquidated damages ("Liquidated Damages") will accrue on the affected Transfer Restricted Notes and the affected Private Exchange Notes, as applicable. The rate of Liquidated Damages will be $0.05 per week per $1,000 principal amount of Transfer Restricted Notes and affected Private Exchange Notes held by such Holder for the first 90-day period immediately following the occurrence of a Registration Default, increasing by an additional $0.05 per week per $1,000 principal amount of Transfer Restricted Notes and affected Private Exchange Notes with respect to each subsequent 90-day period thereafter up to a maximum amount of Liquidated Damages for all Registration Defaults of $0.50 per week per $1,000 principal amount of Transfer Restricted Notes and affected Exchange Notes, from and including the date on which any such Registration Default shall occur to, but excluding, the earlier of (1) the date on which all Registration Defaults have been cured or (2) the date on which all Transfer Restricted Notes and Private Exchange Notes otherwise become freely transferrable by Holders other than affiliates of the Company without further registration under the Securities Act.]**

         2. Ranking. The Notes are senior unsecured obligations of the Company.

         3. Redemption and Repurchase; Discharge Prior to Redemption or Maturity. (a) At any time and from time to time prior to March 1, 2007, the Company may, at its option, redeem the Notes, in whole or in part, at the Make-Whole Price plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date.

         "Make-Whole Amount" with respect to a Note means an amount equal to the excess, if any, of (1) the present value of the remaining interest, premium and principal payments due on such Note (excluding any portion of such payments of interest accrued as of the Redemption Date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (2) the outstanding principal amount of such Note.

         "Make-Whole Average Life" means the number of years (calculated to the nearest one-twelfth) between the Redemption Date and the Stated Maturity of the Notes.

         "Make-Whole Price" means the sum of the outstanding principal amount of the Notes to be redeemed plus the Make-Whole Amount for such Notes.

         "Treasury Rate" is defined as the yield to maturity (calculated on a semi-annual bond-equivalent basis) at the time of the computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (510), which has become publicly available at least two business days prior to the date of the redemption notice or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the then remaining maturity of the Notes; provided that if the Make-Whole Average Life of such note is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Make-Whole Average Life of such Note is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

         (b) At any time and from time to time on or after March 1, 2007, the Company may, at its option, redeem the Notes, in whole or in part, at a redemption price equal to the percentage of their principal amount set forth below plus accrued and unpaid interest and Liquidated Damages, if any, to the

---------------------------

** Include only for the Transfer Restricted Notes and Private Exchange Notes.

Redemption Date, if redeemed during the twelve-month period beginning on March 1 of the years indicated below:

Twelve-Month Period
Commencing in Year                                   Percentage
-------------------                                  ----------
2007                                                  104.063%
2008                                                  102.031%
2009 and thereafter                                   100.000%

         (c) At any time and from time to time prior to March 1, 2006, the Company may, at its option, redeem up to 35% of the aggregate principal amount of the notes with the net cash proceeds received by the Company from any Public Equity Offering (excluding any net cash proceeds received from Williams or any of its Affiliates) at a redemption price equal to 108.125% of their principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date; provided that (1) in each case the redemption takes place not later than 90 days after the closing of the related Public Equity Offering, and
(2) at least 65% of the aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries).

         (d) This Note may be the subject of a Change of Control Offer and/or an Asset Sale Offer, each as further described in the Indenture.

         (e) If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest and Liquidated Damages on the Notes to the Redemption Date or the Maturity Date, as the case may be, the Company may in certain circumstances specified in the Indenture be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under the Indenture.

         (f) Periodic interest installments with respect to which the Interest Payment Date is on or prior to any Redemption Date will be payable to Holders of record at the close of business on the relevant record dates referred to herein, all as provided in the Indenture.

         (g) Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. On or after the Redemption Date interest will cease to accrue on Notes or on the portions thereof called for redemption, as the case may be.

         4. Paying Agent and Registrar. Initially, JPMorgan Chase Bank, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar, co-registrar or additional paying agent without notice to any Holder. The Company or any of its subsidiaries may act in any such capacity.

         5. Indenture. The Company issued the Notes under an Indenture dated as of March 4, 2003 (as amended, supplemented or otherwise modified form time to time, the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb), as in effect on the date of execution of the Indenture (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. Capitalized terms used but not defined in this Note have the respective meanings given to such terms in the Indenture.

         6. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Notes during the period between a record date and the corresponding Interest Payment Date.

         7. Persons Deemed Owners. The registered Holder of a Note shall be treated as its owner for all purposes.

         8. Amendments and Waivers. Subject to certain exceptions and limitations, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and compliance in a particular instance by the Company with any provision of the Indenture may be waived (other than certain provisions, including any continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest on the Notes) by the Holders of at least a majority in principal amount of the Notes then outstanding in accordance with the terms of the Indenture. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger, consolidation or sale of all or substantially all of the assets of the Company; (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes; (iv) to provide for any Guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by the Indenture; (v) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder;
(vi) to provide for the acceptance of appointment under the Indenture of a successor Trustee in compliance with the provisions of the Indenture; or (vii) to comply with any requirements of the

Commission under the Securities Act or the Exchange Act or in order to effect or maintain the qualification of the Indenture under the TIA.

         The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Notes with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of the Indenture.

         Without the consent of each Holder affected, an amendment, supplement or waiver under the Indenture may not (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the rate of or change the time for payment of interest or Liquidated Damages on any Note, (iii) reduce the principal of or change the fixed maturity of any Note or alter the provisions (including, without limitation, the amount of any premium or the price thereunder) with respect to the redemption of the Notes (other than as specified in Section 8.02 of the Indenture), (iv) make any Note payable in money other than that stated in the Note, (v) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the Notes, (vi) waive a redemption payment with respect to any Note (other than as specified in Section 8.02 of the Indenture); (vii) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture, except in accordance with the terms of the Indenture; or (viii) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration) or (ix) make any change in the preceding amendment and waiver provisions.

         9. Defaults and Remedies. Events of Default include: (i) default in payment when due of interest or Liquidated Damages, if any, on the Notes for 30 days; (ii) default in payment when due of principal of, or premium, if any, on the Notes; (iii) failure by the Company to purchase Notes tendered pursuant to a Change of Control Offer or an Asset Sale Offer as described under and in accordance with the terms of Sections 3.11 and 3.12 of the Indenture, or failure of the Company or any Guarantor to comply with the provisions of Article IV of the Indenture relating to mergers and consolidations, (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes, to comply with any of the other agreements in the Indenture; (v) certain defaults specified in Section 5.01(a)(v) of the Indenture under any mortgage, indenture or instrument evidencing Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries); (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $15 million, which judgments are not paid, discharged or stayed for a period of 60 days;
(vii) except as permitted by the Indenture, any Subsidiary Guarantee being held in any judicial proceeding to be unenforceable or invalid or ceasing for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denying or disaffirming its obligations under its Subsidiary Guarantee; and (viii) certain voluntary or involuntary events specified in Sections 5.01(a)(viii) and 5.01(a)(ix) of the Indenture involving bankruptcy, insolvency or reorganization of the Company. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of, and premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on all the Notes to be immediately due and payable, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary specified in Sections 5.01(a)(viii) and 5.01(a)(ix) of the Indenture, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it under the Indenture. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or premium, if any, or interest) if and so long as it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

         10. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

         11. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         12. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         13. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed thereon.

         14. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         15. Governing Law. The Indenture and the Notes shall be governed by and constructed in accordance with, the laws of the State of New York.

         16. [Additional Rights and Obligations of Holders of Transfer Restricted Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Notes and Private Exchange Notes shall have all the rights set forth in the Registration Rights Agreement applicable to such Notes. Each Holder of a Transfer Restricted Note or a Private Exchange Note, by his acceptance thereof, acknowledges and agrees to the provisions of such Registration Rights Agreement, including without limitation the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.]***

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

Northwest Pipeline Corporation
295 Chipeta Way
Salt Lake City, Utah 84108
Telephone No.: (801) 583-8800
Attention: Legal Department

---------------------------

*** This paragraph should be included only if the Note is a Transfer Restricted Note or a Private Exchange Note.

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

_______________________

________________________________________________________________________________
             (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint __________________________________________________as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: ____________

Your Signature: ________________________________________________________________
          (Sign exactly as your name appears on the face of this Note)

Signature Guarantee: ___________________________________________________________
       (Participant in a Recognized Signature Guaranty Medallion Program)

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the later of (i) the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, and (ii) such later date, if any, as may be required by applicable law, the undersigned confirms that such Notes are being transferred as specified below:

                                    CHECK ONE

(1) [ ]  to the Company; or

(2) [ ] to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3) [ ] outside the United States to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act of 1933; or

(4) [ ] pursuant to an effective registration statement under the Securities Act of 1933; or

(5) [ ] pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act of 1933, provided by Rule 144 thereunder.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933 (an "Affiliate"):

         [ ] The transferee is an Affiliate of the Company.

         Unless one of items (1) through (5) above is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3) or (5) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter, and in the case of a transfer pursuant to item (3), a Regulation S Letter in substantially the form set forth below) and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

         If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.06 of the Indenture shall have been satisfied.

                                    Signed: __________________________

                                    (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee: _________________________________________________

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: __________________________      _________________________________________

                                       Notice: to be executed by an executive
                                         officer****

---------------------------

**** These paragraphs should be included only if the Note is Transfer Restricted Note.

                   FORM OF REGULATION S LETTER TO BE DELIVERED
              IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S

                                                         __________________,____

JPMorgan Chase Bank, as Trustee.
Four New York Plaza, 15th Floor
New York, New York 10004
Telecopier No.: (212) 623-6167
Attention: Joanne Adamis

         Re:   8 1/8% Series A Senior Notes due 2010 of Northwest Pipeline
Corporation.

Ladies and Gentlemen:

         In connection with our proposed sale of $________________ principal amount of the above referenced Notes (the "Notes"), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

         (1) the offer of the Notes was not made to a person in the United States of America;

         (2) at the time the buy order was originated, the transferee was outside the United States of America or we and any person acting on our behalf reasonably believed that the transferee was outside the United States of America;

         (3) no directed selling efforts have been made by us, any of our affiliates or any person acting on our or their behalf in the United States of America in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

         (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

         You and Northwest Pipeline Corporation are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used but not defined in this letter have the meanings set forth in Regulation S under the Securities Act.

                                               Very truly yours,

                                               [Name of Transferor]

                                               By_________________________
                                               Authorized Signature

                       SCHEDULE OF EXCHANGES OF NOTES****

         The following exchanges, redemptions or repurchases of a part of this Global Note have been made:

                                                                       Principal Amount of
                                                                            Global Note            Signature of
                         Amount of decrease     Amount of increase        following such         authorized Officer,
  Date of                in Principal Amount    in Principal Amount       decrease (or           Trustee or Notes
Transaction                of Global Note         of Global Note            increase)              Custodian
-----------                --------------         --------------            ---------              ---------

---------------------------

**** This Schedule should be included only if the Note is a Global Note.

                                                                       EXHIBIT B

                             SUPPLEMENTAL INDENTURE

                          dated as of __________, ____

                                      among

                         NORTHWEST PIPELINE CORPORATION,

                         [The Guarantor(s) Party Hereto]

                                       and

                              JPMORGAN CHASE BANK,
                                   as Trustee

                                     8 1/8%
                                Senior Notes due
                                      2010

         THIS SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), entered into as of __________, ____, among Northwest Pipeline Corporation, a Delaware corporation (the "COMPANY"), [insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an "UNDERSIGNED") and JPMorgan Chase Bank, as trustee (the "TRUSTEE").

                                    RECITALS

         WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of March 4, 2003 (the "INDENTURE"), relating to the Company's 8 1/8% Senior Notes due 2010 (the "NOTES");

         WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause any newly acquired or created Domestic Restricted Subsidiaries to provide Guaranties.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

         SECTION 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

         SECTION 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to,
Article 10 thereof.

         SECTION 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

         SECTION 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                                 NORTHWEST PIPELINE
                                                 CORPORATION, as Issuer

                                                 By: _______________________
                                                     Name:
                                                     Title:

                                                 [GUARANTOR]

                                                 By: _______________________
                                                     Name:
                                                     Title:

                                                 JPMORGAN CHASE BANK, as Trustee

                                                 By: _______________________
                                                     Name:
                                                     Title: